UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT
PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant    ☑
Filed by a Party other than the Registrant   ☐ Check the appropriate box:
☑   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Pursuant to §240.14a-12
Popular, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No:

	(3)	Filing Party:

	(4)	Date Filed:

Popular, Inc. 2009 Proxy Statement	Event Date: May 1, 2009

Official notification of matters to be brought to vote at the Annual Meeting of Stockholders

Popular, Inc.
P.O. Box 362708
San Juan, Puerto Rico 00936-2708

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 1st, 2009

To the Stockholders of Popular, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of Popular, Inc. (the “Corporation”) for the year 2009 will be held at 9:00 a.m., local time, on May 1st, 2009, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, to consider and act upon the following matters:

(1) To elect three directors assigned to “Class 1” of the Board of Directors of the Corporation for a three-year term;

(2) To amend Article Fifth of the Restated Articles of Incorporation to increase the authorized number of shares of common stock, par value $6 per share (“Common Stock”), from 470,000,000 to 700,000,000;

(3) To amend Article Fifth of the Restated Articles of Incorporation of the Corporation to decrease the par value of the Common Stock of the Corporation from $6 per share to $0.01 per share;

(4) To provide an advisory vote related to the Corporation’s executive compensation program;

(5) To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Corporation for 2009; and

(6) To consider such other business as may be properly brought before the Meeting or any adjournments thereof. At present, management knows of no other business to be brought before the Meeting.

Only stockholders of record at the close of business on March 2, 2009 are entitled to notice of and to vote at the Meeting.

We encourage you to attend the Meeting, but even if you cannot attend, it is important that your shares be represented and voted. Whether or not you plan to attend, please sign and return the enclosed proxy card so that the Corporation may be assured of the presence of a quorum at the Meeting. A postage-paid envelope is enclosed for your convenience. Remember that you may also vote by telephone or over the Internet. For further details and instructions on how to vote your shares, please refer to the enclosed proxy statement and proxy card.

In San Juan, Puerto Rico, on           , 2009.

By Order of the Board of Directors,

SAMUEL T. CÉSPEDES
Secretary

POPULAR, INC. 2009 PROXY STATEMENT

POPULAR, INC. 2009 PROXY STATEMENT

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1ST, 2009

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Popular, Inc. (the “Corporation”) for use at the Annual Meeting of Stockholders of the Corporation (the “Meeting”) to be held on May 1st, 2009, beginning at 9:00 a.m., local time, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, San Juan, Puerto Rico, and at any postponements or adjournments thereof.

This proxy statement and the enclosed form of the proxy were first sent to stockholders on or about March 17, 2009.

ABOUT THE MEETING

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Meeting, the voting process, the Board of Directors of the Corporation (the “Board”), Board committees, the compensation of directors and executive officers and other required information.

What is the purpose of the Meeting?

At the Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Meeting, including the election of three directors, the amendments to Article Fifth of the Restated Articles of Incorporation to increase the number of authorized shares of common stock from 470,000,000 to 700,000,000 and to decrease the par value of the Corporation’s common stock from $6 per share to $0.01 per share, the advisory vote related to executive compensation, and the ratification of the Corporation’s independent registered public accounting firm for 2009. In addition, management will report on the affairs of the Corporation.

What should I receive?

You should receive this proxy statement, the Notice of Annual Meeting of Stockholders, the proxy card and the Corporation’s 2008 annual report with the audited financial statements for the year ended December 31, 2008, duly certified by PricewaterhouseCoopers LLP, as independent registered public accounting firm.

How many votes do I have?

You will have one vote for every share of the Corporation’s common stock, par value $6 per share (“Common Stock”), you owned as of the close of business on March 2, 2009, the record date for the Meeting (the “Record Date”).

How many votes can all stockholders cast?

Stockholders may cast one vote for each of the Corporation’s 282,034,817 shares of Common Stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 11:59 p.m. Eastern Time, the day before the Meeting will be voted. Shares voted in person may be voted until 9:00 a.m. on the day of the Meeting. Shares held under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Saving and Investment Plan may be voted by proxy properly executed and received before 11:59 p.m. Eastern Time on April 28, 2009.

How many votes must be present to hold the Meeting?

A majority of the votes that can be cast must be present either in person or by proxy to hold the Meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the Meeting will be counted by Broadridge

1 POPULAR, INC. 2009 PROXY STATEMENT

Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the Meeting, so that we will know as soon as possible that enough votes will be present for us to hold the Meeting.

What vote is required and how are abstentions and broker non-votes treated?

To be elected, directors must receive a majority of the votes cast (the number of shares voted FOR a director nominee must exceed the number of votes cast AGAINST the nominee). For additional information relating to the election of directors, see “Proposal 1: Election of Directors for a Three-Year Term.” Broker non-votes have no effect on the election of directors.

As to the two proposals to amend Article Fifth of the Restated Articles of Incorporation, the affirmative vote of the holders of two thirds of the outstanding shares is required. Therefore, broker non-votes and abstentions will have the same effect as a vote against the proposals to amend the Restated Articles of Incorporation. For the advisory vote related to executive compensation and the ratification of the independent registered public accounting firm, and any other item voted upon at the Meeting, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for approval. Abstentions will have the same effect as a negative vote and broker non-votes will not be counted in determining the number of shares necessary for approval.

Can I vote if I participate in an employee stock plan?

Your proxy card will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan.

How does the Board recommend that I vote?

The Board recommends that you vote FOR each nominee to the Board; FOR both amendments to Article Fifth of the Restated Articles of Incorporation of the Corporation; FOR the advisory vote related to executive compensation; and FOR the ratification of the Corporation’s independent registered public accounting firm for the year 2009.

How do I vote?

You can vote either in person at the Meeting or by proxy without attending the Meeting.

To vote by proxy, you must either

•	fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope;

•	vote by telephone (instructions are on the proxy card); or

•	vote over the Internet (instructions are on the proxy card).

If you want to vote in person at the Meeting, and you hold your Common Stock through a securities broker or nominee (that is, in street name), you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are in the name of more than one record holder, all record holders must sign.

Who will bear the costs of soliciting proxies for the Meeting?

The cost of soliciting proxies for the Meeting will be borne by the Corporation. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson, Inc. to aid in the solicitation of proxies. The cost is estimated at $7,500, plus reimbursement of reasonable out-of-pocket expenses. Directors, officers and employees of the Corporation may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Corporation by brokers, nominees, custodians and other similar parties.

2 POPULAR, INC. 2009 PROXY STATEMENT

Can I change my vote?

Yes, you may change your vote. To do so, just send in a new proxy card with a later date, or cast a new vote by telephone or over the Internet, or send a written notice of revocation to the President or Secretary of Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the Meeting and want to vote in person, you may request that your previously submitted proxy not be used.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate proxy card for each brokerage account in which you hold shares. Please complete, sign, date and return each proxy card that you receive.

Could other matters be decided at the Meeting?

The Board does not intend to present any business at the Meeting other than that described in the notice of Meeting. The Board at this time knows of no other matters which may come before the Meeting and the Chairman of the Meeting will declare out of order and disregard any matter not properly presented. However, if any new matter requiring the vote of the stockholders is properly presented before the Meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by stockholders to their proxies in connection with general matters.

What happens if the Meeting is postponed or adjourned?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Electronic Delivery of Annual Meeting Materials

You will help the Corporation protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com.

* * *

3 POPULAR, INC. 2009 PROXY STATEMENT

PRINCIPAL STOCKHOLDERS

Following is the information with respect to any person, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) who is known to the Corporation to beneficially own more than five percent (5%) of the outstanding Common Stock.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership(1)	Percent of Class(2)
State Farm Mutual Automobile Insurance Company (and related entities)	18,265,553(3)	6.47%
-One State Farm Plaza Bloomington, IL 61710
Wellington Management Company, LLP	24,498,766(4)	8.72%
-75 State Street Boston, MA 02109

(1) For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.

(2) Based on 282,034,817 shares of Common Stock outstanding as of January 30, 2009.

(3) On February 10, 2009, State Farm Mutual Automobile Insurance Company (“State Farm”) and affiliated entities filed a Schedule 13G/A with the Securities and Exchange Commission (the “SEC”) reflecting their Common Stock holdings as of December 31, 2008. According to this statement, State Farm and its affiliates may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the 1934 Act and could also be deemed to be the beneficial owners of 18,265,553 shares of Common Stock. However, State Farm and each such affiliate disclaims beneficial ownership as to all shares as to which such person has no right to receive the proceeds of sale of the shares, and also disclaims that it is part of a “group.”

(4) On February 17, 2009, Wellington Management Company, LLP (“Wellington”) filed a Schedule 13G with the SEC reflecting their Common Stock holdings as of December 31, 2008. According to this statement, Wellington, in its capacity as investment advisor, may be deemed to beneficially own 24,498,766 of Common Stock which are held of record by Wellington clients.

SHARES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS OF THE CORPORATION

Effective January 1, 2005, the Corporation adopted an Executive Stock Ownership Requirements Policy, which establishes Common Stock ownership requirements for the Named Executive Officers (“NEOs”), defined as the Chief Executive Officer (“CEO”) and Chairman of the Board and the members of the Corporate Leadership Circle (“CLC”). For additional information regarding this policy, refer to the “Executive Compensation Program - Compensation Discussion and Analysis - Stock Ownership/Retention Requirements” section in this Proxy Statement.

Effective June 9, 2004, each director not employed by the Corporation must own Common Stock with a dollar value equal to five times his or her annual retainer. Such ownership level was required to be achieved by June 9, 2007 for directors serving on June 9, 2004 and within three years of being named or elected as a director for directors named or elected after June 9, 2004. Each director and nominee for director is currently in compliance with his or her Common Stock ownership requirements.

4 POPULAR, INC. 2009 PROXY STATEMENT

The following table sets forth the beneficial ownership of the Corporation’s Common Stock and preferred stock as of January 30, 2009, for each director and nominee for director and each NEO and by all directors (including nominees), NEOs, the Corporate Secretary and the Principal Accounting Officer as a group.

Common Stock

	Amount and Nature of
	Beneficial		Percent of
Name	Ownership(1)		Class
Juan J. Bermúdez	1,572,074	(2)	.56
Richard L. Carrión	3,264,179	(3)	1.16
María Luisa Ferré	6,560,044	(4)	2.33
Michael J. Masin	50,789		.02
Manuel Morales Jr.	456,391	(5)	.16
Francisco M. Rexach Jr.	390,987	(6)	.14
Frederic V. Salerno	74,534		.03
William J. Teuber Jr.	35,504		.01
José R. Vizcarrondo	88,932		.03
David H. Chafey Jr.	636,222		.23
Jorge A. Junquera	681,970	(7)	.24
Roberto R. Herencia	279,343	(8)	.10
Amílcar L. Jordán	134,522		.05
Eduardo J. Negrón	48,582		.02
Brunilda Santos de Álvarez	160,963		.06
Félix M. Villamil	151,416		.05
All directors and NEOs, Corporate Secretary and the Principal Accounting Officer as a group (18 persons as a group)	14,659,654		5.20

Preferred Stock

				Amount and Nature of Beneficial		Percent
Name			Title of Security	Ownership(1)		of Class

Juan J. Bermúdez	8.25%		Preferred Stock	63,600		.4

Richard L. Carrión	6.375%		Preferred Stock	7,156	(9)	.09
	8.25%		Preferred Stock	4,000	(10)	.03

María Luisa Ferré	8.25%		Preferred Stock	4,175	(11)	.03

Jorge A. Junquera	8.25%		Preferred Stock	13,260		.08

José R. Vizcarrondo	8.25%		Preferred Stock	12,000		.08

All directors and NEOs, Corporate Secretary and the Principal Accounting Officer as a group (18 persons as a group)	6.375	% 8.25%	Preferred Stock Preferred Stock	7,156 97,035		.11 .61

5 POPULAR, INC. 2009 PROXY STATEMENT

  (1) For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Therefore, it includes the number of shares of Common Stock that could be purchased by exercising stock options that were exercisable as of January 30, 2009 or within 60 days after that date, as follows: Mr. Bermúdez, 15,867; Ms. Ferré, 15,867; Mr. Morales, 15,867; Mr. Rexach, 15,867; Mr. Salerno, 5,803; Mr. Vizcarrondo, 1,019; Mr. Chafey, 206,106; Mr. Junquera, 181,374; Mr. Herencia, 164,884; Mr. Jordán, 38,815; Mr. Negrón, 39,519; Ms. Santos de Álvarez, 92,747; Mr. Villamil, 82,892 and Ms. González, 15,800; which represent 892,429 shares for all directors and NEOs, the Corporate Secretary, and the Principal Accounting Officer as a group. Also, it includes shares granted under the Popular, Inc. 2004 Omnibus Incentive Plan and the Senior Executive Long-Term Incentive Plan, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Bermúdez, 26,693; Mr. Carrión, 182,945; Ms. Ferré, 16,279; Mr. Masin, 14,626; Mr. Morales, 34,007; Mr. Rexach, 19,478; Mr. Salerno, 29,265; Mr. Teuber, 26,032; Mr. Vizcarrondo, 16,279; Mr. Chafey, 88,122; Mr. Junquera, 76,661; Mr. Herencia, 36,790; Mr. Jordán, 22,074; Mr. Negrón 2,351; Ms. Santos de Álvarez, 22,074; and Mr. Villamil, 22,074; which represent 635,750 shares for all directors and NEOs, the Corporate Secretary, and the Principal Accounting Officer as a group. As of January 30, 2009, there were 282,034,817 shares of Common Stock outstanding, 7,475,000 shares of 6.375% Non-Cumulative Monthly Income Preferred Stock, 2003 Series A, and 16,000,000 shares of 8.25% Non-Cumulative Monthly Income Preferred Stock, 2008 Series B, outstanding.

(2) This amount includes 36,417 shares owned by his wife, as to which Mr. Bermúdez disclaims beneficial ownership.

(3) Mr. Carrión owns 1,450,943 shares and also has indirect investment power over 56,887 shares owned by his children and 2,077 shares owned by his wife. Mr. Carrión has 1,070,774 shares pledged as collateral. Mr. Carrión, has a 17.89% ownership interest in Junior Investment Corporation, which owns 9,805,882 shares of which 1,754,272 are included in the table as part of Mr. Carrión’s holdings. Junior Investment Corporation has 4,633,796 shares pledged as collateral.

(4) Ms. Ferré has direct or indirect investment and voting power over 6,544,177 shares. Ms. Ferré owns 35,808 shares and has indirect investment and voting power over 3,081,087 shares owned by FRG, Inc., 437,400 shares owned by The Luis A. Ferré Foundation, 2,970 shares owned by RANFE, Inc., and 2,961,917 shares owned by El Día, Inc. Shares owned by The Luis A. Ferré Foundation and shares owned by El Día, Inc. have been pledged as collateral.

(5) This amount includes 386,365 shares owned by Mr. Morales’ parents over which he has voting power as attorney-in-fact.

(6) This amount includes 45,792 shares held by Capital Assets, Inc., over which Mr. Rexach has indirect voting power as President and shareholder.

(7) This number includes 24,868 shares owned by Mr. Junquera’s son and daughter over which he has voting power and disclaims beneficial ownership. Mr. Junquera has 81,356 shares pledged as collateral.

(8) Mr. Herencia has 20,564 shares pledged as collateral.

(9) Junior Investment Corporation owns 40,000 of the 6.375% Non-Cumulative Monthly Income Preferred Stock, 2003 Series A of the Corporation. The amount shown in the table reflects Mr. Carrión’s ownership of 17.89% of Junior Investment Corporation.

(10) The amount shown in the table reflects shares owned by his wife.

(11) The amount shown in the table reflects shares owned by her husband.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Corporation’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of Common Stock. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to the Corporation or written representations that no other reports were required, the Corporation believes that, with respect to 2008, all filing requirements applicable to its officers and directors were satisfied, except for two reports, one covering one transaction and the second covering two transactions by Ms. Ferré, which were filed late.

* * *

6 POPULAR, INC. 2009 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS FOR A THREE-YEAR TERM

The Restated Articles of Incorporation and the Amended and Restated By-laws of the Corporation establish a classified Board pursuant to which the Board is divided into three classes as nearly equal in number as possible, with each class having at least three members and with the term of office of one class expiring each year. Each director serves for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected or until his or her successor has been duly elected and qualified.

At the Meeting, three directors assigned to “Class 1” are to be elected to serve until the 2012 annual meeting of stockholders or until their respective successors shall have been duly elected and qualified. The remaining six directors of the Corporation will continue to serve as directors, as follows: until the 2010 annual meeting of stockholders of the Corporation, in the case of those three directors assigned to “Class 2,” and until the 2011 annual meeting of stockholders, in the case of those three directors assigned to “Class 3,” or in each case until their successors are duly elected and qualified. Under the Corporation’s Corporate Governance Guidelines no person shall be nominated for election or reelection as a director of the Board if at the date of the annual meeting or during the term to be served such person attains 72 years of age. However, in order to provide for proper continuity of the business of the Corporation through this period of unprecedented economic turmoil, the Board determined that it is in the best interest of the Corporation to amend its Corporate Governance Guidelines solely with respect to 2009 Class 1 directors, to allow Messrs. Juan J. Bermúdez and Francisco M. Rexach, Jr., who would attain 72 years of age during the term to be served, to be nominated for reelection. The Board’s intent is to find suitable replacements before the expiration of their three-year term and Messrs. Bermúdez and Rexach have each indicated their intent to resign to the Board once suitable replacements have been duly identified and qualified.

The persons named as proxies in the accompanying proxy card have advised the Corporation that, unless otherwise instructed, they intend to vote at the Meeting the shares covered by the proxies FOR the election of the three nominees named below, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares FOR the election of such substitute nominees as the Board may propose. The Corporation has no knowledge that any nominee will become unavailable for election.

The Corporation’s Amended and Restated By-Laws require that each director receive a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted FOR a director nominee must exceed the number of votes cast AGAINST that nominee). All nominees for election at the Meeting are currently serving on the Board. If stockholders do not elect a nominee who is serving as a director, Puerto Rico corporation law provides that the director would continue to serve on the Board as a “holdover director.” Under the Corporation’s Amended and Restated Bylaws and Corporate Governance Guidelines, an incumbent director who is not elected by a majority of the votes cast shall tender his or her resignation to the Board. In that situation, the Corporation’s Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision.

The Board met 22 times during 2008. All directors attended 91% or more meetings of the Board and the committees of the Board on which such directors served.

While the Corporation has not adopted a formal policy with respect to directors’ attendance at the meetings of stockholders, the Corporation encourages directors to attend such meetings. All of the Corporation’s directors plan to attend the 2009 Annual Meeting of Stockholders.

Information relating to participation in the Corporation’s committees, principal occupation, business experience and directorship during the past five years (including positions held with the Corporation or its subsidiaries, age and the period during which each director has served in such capacity) is set forth below. Since January 2007, all of the Corporation’s directors are also directors of the following subsidiaries of the Corporation: Banco Popular de Puerto Rico (the “Bank”), Popular International Bank, Inc., Popular North America, Inc. and Banco Popular North America.

7 POPULAR, INC. 2009 PROXY STATEMENT

NOMINEES FOR ELECTION AS DIRECTORS AND OTHER DIRECTORS

Nominees for Election
Class 1 Directors
(terms expiring 2012)

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Juan J. Bermúdez, age 71 Member of the Board since 1990	Retired. Partner of Bermúdez and Longo, S.E., electromechanical contractors, from 1962 to 2006. Chairman of the Trust Committee of the Bank since 1996.

Richard L. Carrión, age 56 Member of the Board since 1990

Chairman of the Board since 1993. CEO of the Corporation since 1994 and President from 1991 to January 2009. Chairman of the Bank since 1993 and CEO since 1989. President of the Bank from 1985 to 2004. Chairman and CEO of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of the Corporation. Director of the Federal Reserve Bank of New York since January 2008. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1982. Chairman and Director of Banco Popular Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. since 1995.

Francisco M. Rexach Jr., age 71 Member of the Board since 1990	President of Capital Assets, Inc. and Rexach Consulting Group, entities engaged in investment and consulting activities, since 1995.

8 POPULAR, INC. 2009 PROXY STATEMENT

Class 2 Directors
(terms expiring 2010)

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

Michael J. Masin, age 64 Member of the Board since 2007

Private investor since February 2008. Senior Partner of O’Melveny & Myers, a law firm, until February 2008. Vice Chairman and Chief Operating Officer of Citigroup from 2002 to 2004. Trustee and member of the Executive Committee of Carnegie Hall since 1995. Trustee and member of the Executive Committee of Weill Cornell Medical School since 2003. Trustee and member of the Executive Committee of W.M. Keck Foundation since 1995. Trustee of the Weill Family Foundation since 2002.

Manuel Morales Jr, age 63 Member of the Board since 1990

President of Parkview Realty, Inc. since 1985, the Atrium Office Center, Inc. since 1996, HQ Business Center P.R., Inc. since 1995, entities engaged in real estate leasing. Member of the Board of Trustees of Fundación Banco Popular, Inc. since 1981. Member of the Board of Trustees of the Caribbean Environmental Development Institute since 1994 and of Fundación Angel Ramos, Inc. since 1998.

José R. Vizcarrondo, age 47 Member of the Board since 2004

President, CEO and partner of Desarrollos Metropolitanos, L.L.C., a general construction company since 2004. Member of the Trust Committee of the Bank since 2004. Member of the Board of Directors of Hogar Cuna San Cristóbal Foundation since 2002. Member of the Board of Directors of the Puerto Rico Chapter of the National Association of Home Builders since 2002.

9 POPULAR, INC. 2009 PROXY STATEMENT

Class 3 Directors
(terms expiring 2011)

NAME AND AGE	PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS

María Luisa Ferré, age 45 Member of the Board since 2004

President and CEO of Grupo Ferré Rangel since 1999 and FRG, Inc. since 2001. Publisher and Chairwoman of the Board of Directors of El Día, Inc. and Editorial Primera Hora, Inc., since 2006. Member of the Board of Directors of El Nuevo Día, Inc. since 2003. President and Trustee of the Luis A. Ferré Foundation since 2003. Director and Vice-President of the Ferré Rangel Foundation since 1999.

Frederic V. Salerno, age 65 Member of the Board since 2003	Director of National Fuel Gas Company since February 2008, CBS Corporation since 2007, Intercontinental Exchange, Inc. and Akamai Technologies, Inc. since 2001, Viacom, Inc. since 1994.

William J. Teuber Jr, age 57 Member of the Board since 2004	Vice Chairman of EMC Corporation since 2006, Executive Vice President since 2001 and Chief Financial Officer from 1997 to 2006. Trustee of Babson College from 2004 until 2008.

10 POPULAR, INC. 2009 PROXY STATEMENT

MEMBERSHIP IN BOARD COMMITTEES

▪ Member	▲ Chairman	Financial Expert

Corp. Gov. &
	Name	Audit	Compensation	Nominating	Risk

Class 1	Juan J. Bermúdez	▪	▪	▲

Richard L. Carrión

	Francisco M. Rexach Jr.	▪	▲	▪

Class 2	Michael J. Masin			▪	▪

	Manuel Morales Jr		▪		▪

	José R. Vizcarrondo				▪

Class 3	María Luisa Ferré		▪	▪

	Frederic V. Salerno	▲		▪	▪

	William J. Teuber Jr	▪	▪		▲

COMPENSATION OF DIRECTORS

Prior to May 2004, non-employee directors of the Corporation were granted options to purchase Common Stock pursuant to the 2001 Stock Option Plan (the “2001 Option Plan”). Commencing May 2004, options to directors of the Corporation were granted under the Popular, Inc. 2004 Omnibus Incentive Plan (the “2004 Omnibus Plan”). The amount of stock options granted each month was equal to the quotient (rounded to the nearest whole share) of (x) 6,250 and (y) the value of the option based on the closing price of the Common Stock on the date granted. Option values on the grant dates were determined by using the Black-Scholes Option Valuation Model. The options granted under the 2004 Omnibus Plan become exercisable with respect to 20% of the shares on each anniversary of the date of grant and remain exercisable until the 10th anniversary of the grant.

On July 14, 2004, the Board approved a new compensation package for the non-employee directors of the Corporation based on recommendations from Watson Wyatt, outside consultants to the Board. Under the terms of the new package, each director receives an annual retainer of $20,000, while directors that are elected as chairmen of any Board committee receive an annual retainer of $25,000. The retainer is paid in either cash or restricted stock under the 2004 Omnibus Plan, at the director’s election. The directors also receive an annual grant of $35,000 payable in the form of restricted stock under the 2004 Omnibus Plan. Such payments represent compensation for the twelve-month period commencing on the date of the annual meeting of stockholders.

In addition, during 2008 non-employee directors received $1,000 for each Board or committee meeting attended, payable in either cash or restricted stock at the director’s election. All restricted stock awards are subject to risk of forfeiture and restrictions on transferability until retirement of the director, when the awards become vested. Dividends paid on the restricted stock during the vesting period are reinvested in shares of Common Stock.

11 POPULAR, INC. 2009 PROXY STATEMENT

The Corporation reimburses directors for travel expenses incurred in connection with attending Board committee and stockholder meetings and for other Corporation-related business expenses (including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes), which may include use of private aircraft, if available and approved in advance by the CEO. The following table provides compensation information for the Corporation’s non-employee directors during 2008.

2008 NON-EMPLOYEE DIRECTOR SUMMARY COMPENSATION TABLE

				Non-Equity
				Incentive	Nonqualified
	Fees Earned	Stock	Option	Plan	Deferred	All Other
	or Paid in	Awards	Awards	Compensation	Compensation	Compensation
Name	Cash ($)(a)	($)(b)	($)(c)	($)	Earnings ($)	($)	Total

Juan J. Bermúdez	$66,000	$35,000	$4,896	-	-	-	$105,896
María Luisa Ferré	47,000	35,000	4,896	-	-	-	86,896
Michael J. Masin	88,582	35,000	-	-	-	-	123,582
Manuel Morales Jr.	89,439	35,000	4,896	-	-	-	129,335
Francisco M. Rexach Jr.	66,000	35,000	4,896	-	-	-	105,896
Frederic V. Salerno	120,520	35,000	4,792	-	-	-	160,312
William J. Teuber Jr.	119,593	35,000	-	-	-	-	154,593
José R. Vizcarrondo	54,000	35,000	1,251	-	-	-	90,251

(a) Represents the fees paid to non-employee directors for attending the Corporation’s Board and committee meetings and the annual retainer. The amount includes $322,134 (Mr. Bermúdez, $25,000; Ms. Ferré, $20,000; Mr. Masin, $54,582; Mr. Morales, $56,439; Mr. Salerno, $73,520; Mr. Teuber, $72,593; and Mr. Vizcarrondo, $20,000) which represents the cash value of the annual retainer and Board or committee meeting fees for those non-employee directors that elected to receive shares of restricted stock in lieu of a cash payment.

(b) Represents the payment of an annual grant of $35,000 payable in shares of restricted stock under the 2004 Omnibus Plan.

(c) Represents the Statement of Financial Accounting Standard No. 123-R “Share-Based Payment” (“SFAS 123(R)”) accounting cost of stock option awards previously granted to members of the Board under the 2001 Option Plan and the 2004 Omnibus Plan.

* * *

12 POPULAR, INC. 2009 PROXY STATEMENT

CORPORATE GOVERNANCE

The Corporation maintains a corporate governance section on its website www.popular.com, where investors may find copies of its principal governance documents. The corporate governance section of the Corporation’s website contains, among others, the following documents:

Code of Ethics
Audit Committee Charter
Corporate Governance & Nominating Committee Charter
Corporate Governance Guidelines
Compensation Committee Charter

BOARD OF DIRECTORS INDEPENDENCE

The Board has determined that the following directors have no material relationship with the Corporation and are independent under the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).

Juan J. Bermúdez	María Luisa Ferré
Michael J. Masin	Manuel Morales Jr.
Francisco M. Rexach Jr.	Frederic V. Salerno
William J. Teuber Jr.	José R. Vizcarrondo

The Corporation has a majority of independent directors. During 2008, the independent directors met in executive or private sessions without the Corporation’s management after every regularly scheduled Board meeting. Currently, the independent directors have not appointed a lead director. Instead, the independent directors designate, on a rotational basis, who will preside at each executive session.

STOCKHOLDERS COMMUNICATION WITH THE BOARD OF DIRECTORS

Any stockholder who desires to contact the Board or any of its members may do so by writing to: Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708. Alternatively, a stockholder may contact the Corporation’s Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en. Communications received by the Audit Committee that are not related to accounting or auditing matters, may in its discretion be forwarded by the Audit Committee or any of its members, to other committees of the Board or the Corporation’s management for review.

STANDING COMMITTEES

The Board has standing Audit, Risk Management, Corporate Governance and Nominating, and Compensation Committees, all of which operate under a written charter.

Audit Committee

The Audit Committee consists of three or more members of the Board. The members of the Audit Committee each have been determined by the Board to be independent as required by the director independence rules of Nasdaq.

Currently, the Audit Committee is comprised of four non-employee directors, all of whom are independent. The Audit Committee held eleven meetings during 2008. Earnings releases, Form 10-K and Form 10-Q filings were discussed in eight of such meetings.

The Audit Committee’s primary purpose is to assist the Board in its oversight of the accounting and financial reporting processes of the Corporation. The Audit Committee operates pursuant to a charter that was last amended and restated by the Board on December 19, 2007.

13 POPULAR, INC. 2009 PROXY STATEMENT

         Audit Committee Financial Experts

The Board has determined that Frederic V. Salerno and William J. Teuber Jr. are financial experts as defined by Item 407(d)(5) of Regulation S-K under the 1934 Act, and are independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A of the 1934 Act. For a brief listing of Messrs. Salerno’s and Teuber’s relevant experience, please refer to the Board of Directors section.

Risk Management Committee

The Risk Management Committee consists of three or more members of the Board. The Risk Management Committee held nine meetings during 2008. The purpose of the Risk Management Committee is to assist the Board in the monitoring of policies and procedures that measure, limit and manage the Corporation’s risks while seeking to maintain the effectiveness and efficiency of the operating and businesses processes. It also assists the Board in the review and approval of the Corporation’s risk management policies and processes.

Compensation Committee

The Compensation Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under the Nasdaq’s director independence rules. The Compensation Committee held five meetings during 2008. The purpose of the Compensation Committee is to discharge the Board’s responsibilities (subject to review by the full Board) relating to compensation of the Corporation’s NEOs and to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, in accordance with the rules and regulations of the SEC.

In addition, since 2008 the Compensation Committee reviews and assesses incentive compensation arrangements to ensure that they do not encourage senior executive officers to take unnecessary and excessive risks that may threaten the value of the Corporation.

         Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is or has been an officer or employee of the Corporation. No NEO of the Corporation served on any board of directors’ compensation committee of any other company for which any of the directors of the Corporation served as NEO at any time during 2008. Other than disclosed in the Other Relationships, Transactions and Events section, none of the members of the Compensation Committee had any relationship with the Corporation requiring disclosure under Item 404 of the SEC Regulation S-K.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of three or more members of the Board, each of whom the Board has determined has no material relationship with the Corporation and each of whom is otherwise independent under Nasdaq’s director independence rules. The Corporate Governance and Nominating Committee held five meetings during 2008.

The purpose of the Corporate Governance and Nominating Committee is as follows:

•	identify and recommend individuals to the Board for nomination as members of the Board and its committees;

•	identify and recommend individuals to the Board for nomination as CEO of the Corporation;

•	identify and recommend individuals to the Board for nomination as Chairman of the Corporation;

•	promote the effective functioning of the Board and its committees; and

•	develop and recommend to the Board a set of corporate governance principles applicable to the Corporation, and review these principles at least once a year.

14 POPULAR, INC. 2009 PROXY STATEMENT

NOMINATION OF DIRECTORS

Under the Corporation’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director considering the following criteria:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Corporation does business and in the Corporation’s industry or other industries relevant to the Corporation’s business;

•	ability and willingness to commit adequate time to Board and committees matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Corporation; and

•	diversity of viewpoints, background, experience and other demographics factors.

The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. There are no differences in the manner in which the Corporate Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Corporate Governance and Nominating Committee did not receive any recommendation for nomination from stockholders for the Meeting.

Stockholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at the Corporation’s 2010 annual meeting of stockholders may do so by submitting in writing advance notice to the Corporation of nominations not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made by the Corporation of the date of such meeting. Under the Corporation’s Amended and Restated By-Laws, stockholder’s nomination must be accompanied by certain information, including the nominees’ names and a brief description of the nominees’ judgment, skills, diversity, and experience with businesses and other organizations. Such information must be addressed to the Secretary of the Board of Directors (751) at Popular, Inc., 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico, 00918.

At its December 16, 2008 meeting, the Corporate Governance and Nominating Committee approved the nominations of Juan J. Bermúdez, Richard L. Carrión, and Francisco M. Rexach, Jr., as Class 1 directors for election at the Meeting.

CODE OF ETHICS

The Board has adopted a Code of Ethics (the “Code”) to be followed by the Corporation’s employees, officers (including the CEO, Chief Financial Officer and Corporate Comptroller) and directors to achieve conduct that reflects the Corporation’s ethical principles. Certain portions of the Code deal with activities of directors, particularly with respect to transactions in the securities of the Corporation and potential conflicts of interest. Directors, NEOs, executive officers and employees are required to be familiar with and comply with the Code. The Code provides that any waivers for NEOs, executive officers, or directors may be made only by the independent members of the Board and must be promptly disclosed to the stockholders. During 2008, the Corporation did not receive nor grant any request from directors, NEOs, or executive officers for waivers under the provisions of the Code. The Code was last amended on September 10, 2008 and is available on the Corporation’s website, www.popular.com. We will post on our website any amendments to the Code or any waivers to the Chief Executive Officer, Chief Financial Officer, Corporate Comptroller or directors.

* * *

15 POPULAR, INC. 2009 PROXY STATEMENT

EXECUTIVE OFFICERS

The following information sets forth the names of the executive officers of the Corporation as of January 9, 2009, including their age, business experience and directorships during the past five years, and the period during which each such person has served as executive officers of the Corporation. For additional information relating to the composition of the executive group, see the caption “Reorganization” under the “Executive Compensation Program” section of this Proxy.

Richard L. Carrión, age 56

Chairman of the Board since 1993. CEO of the Corporation since 1991, and President from 1991 to January 2009. For additional information, please refer to the “Nominees for Election as Directors and other Directors” section of this Proxy Statement.

David H. Chafey Jr., age 55	President and Chief Operating Officer of the Corporation since January 2009. President of the Bank since 2004. Supervisor of the Bank’s Retail Banking Group from 1996 through 2004. Senior Executive Vice President of Popular International Bank, Inc. since 1999 and Popular North America, Inc. since 2000, direct and indirect wholly-owned subsidiaries of the Corporation. Director of the Bank and other direct or indirect wholly-owned subsidiaries of the Corporation. Chairman and President of Puerto Rico Investors Tax-Free Fund, Inc. I, II, III, IV, V, VI, of Puerto Rico Tax-Free Target Maturity Fund, Inc. I and II, and of Puerto Rico Investors Flexible Allocation Fund since 1999. Member of the San Jorge Children’s Foundation, Inc. since 1998. Director of Visa International since 2004 and of Visa International for the Caribbean and Latin America since 1999. Member of the Advisory Committee of Colegio San Ignacio since 2005. Member of the Board of Trustees of Fairfield University since 2006.

Jorge A. Junquera, age 60	Senior Executive Vice President of the Corporation since 1997. Chief Financial Officer of the Corporation and the Bank and Supervisor of the Financial Management Group of the Corporation since 1996. President and Director of Popular International Bank, Inc., a direct wholly-owned subsidiary of the Corporation, since 1996. Director, Inc. of the Bank until 2000 and from 2001 to present. Director of Popular North America Inc. since 1996 and of other indirect wholly-owned subsidiaries of the Corporation. Director of YMCA since 1988. Director of La Familia Católica por la Familia en las Américas since 2001. Director of Kings College since 2003.

16 POPULAR, INC. 2009 PROXY STATEMENT

Brunilda Santos de Álvarez, age 50	Executive Vice President of the Corporation since 2001. Chief Legal Officer of the Corporation since 1997. Secretary of the Board of Directors of Popular North America, Inc., and other direct or indirect wholly-owned subsidiaries of the Corporation. Secretary of the Board of Directors of Puerto Rico Investors Tax Free Fund, Inc. I, II, III, IV, V, VI, of Puerto Rico Tax Free Target Maturity Fund, Inc. I and II, and of Puerto Rico Investors Flexible Allocation Fund, Inc. Assistant Secretary of the Board of Directors of the Corporation and the Bank since May 1994. Member of the Board of Regents and of the Board of Directors of Colegio Puertorriqueño de Niñas since 2005 and 2002, respectively. Member of the Board of Governors of Georgetown University Alumni Association since 2007. Member of the Board of Museo de Arte de Puerto Rico since 2008.

* * *

FAMILY RELATIONSHIPS

Mr. Richard L. Carrión, Chairman of the Board and CEO of the Corporation, is the uncle of Mr. José R. Vizcarrondo, a director of the Corporation.

* * *

OTHER RELATIONSHIPS, TRANSACTIONS AND EVENTS

During 2008, the Corporation engaged, in the ordinary course of business, the legal services of the law firm McConnell Valdés LLC, of which Mr. Samuel T. Céspedes, Secretary of the Board of Directors of the Corporation and the Bank, is a Senior Counsel. The fees paid to McConnell Valdés LLC for fiscal year 2008 amounted to approximately $1,004,746, which include approximately $49,197 paid by the Corporation’s clients in connection with commercial loan transactions. During 2008, the Corporation also engaged, in the ordinary course of business, the legal services of Pietrantoni Méndez & Álvarez LLP, of which Mr. Ignacio Álvarez and Mr. Antonio Santos, husband and brother, respectively, of Ms. Brunilda Santos de Álvarez, Executive Vice President & Chief Legal Officer of the Corporation, are partners. The fees paid to Pietrantoni, Méndez & Álvarez LLP for fiscal year 2008 amounted to approximately $1,348,954, which include $140,441 paid by the Corporation’s clients in connection with commercial loan transactions and $26,830 paid by investment companies managed by the Bank. In addition, Pietrantoni Méndez & Álvarez LLP leases office space in the Corporation’s headquarters building, which is owned by the Bank, and engages the Bank as trustee of its retirement plan. During 2008, Pietrantoni Méndez & Álvarez LLP made lease payments to the Bank of approximately $703,790 and paid the Bank approximately $64,028 for its services as trustee. The engagement of the aforementioned law firms was approved by the Audit Committee, as required by the policy regarding the Procedural Guidelines with Respect to Related Person Transactions adopted by the Audit Committee of the Corporation on May 7, 2004 and amended on December 16, 2008 (the “Related Party Transactions Policy”).

In December 2005, the Bank entered into a commitment to contribute a total of $500,000 to the Fundación Luis A. Ferré during a period of five years in connection with the remodeling of the Ponce Museum of Art premises. The third payment in the amount of $100,000 was made in December 2008. María Luisa Ferré, a director of the Corporation, is the President and a Trustee of the foundation. During 2008, the Bank also made a contribution of $50,000 to the Fundación Luis A. Ferré in connection with the sponsorship of the Ponce Museum of Art Benefit Gala. These contributions were approved by the Audit Committee as required by the Related Party Transactions Policy.

In 2008, the Bank and EVERTEC, Inc. made contributions of $700,000 and $300,000, respectively, to Fundación Banco Popular, Inc. (the “Fundación”), a Puerto Rico not-for-profit corporation created to improve quality of life in Puerto Rico. Furthermore, during 2008, the Corporation and its subsidiaries contributed approximately $669,360 to the Fundación in connection with the matching of employee contributions. The Fundación is the Bank’s philanthropic arm and provides a scholarship fund for employees’ children, and supports education and community development projects. Richard L. Carrión (Chairman and CEO of the Corporation), David H. Chafey Jr. (NEO of the Corporation), Eduardo J. Negrón (NEO of the Corporation), and Manuel Morales Jr. (director of the Corporation) are members of the Fundación’s Board of Trustees. The Bank appoints five of the nine members of the Board of Trustees. The remaining four trustees are appointed by the Fundación. The Bank also provides significant human and operational resources, including free use of office space, to support the activities of the Fundación. The Bank and the Puerto Rico employees of the Corporation (through voluntary personal donations) are the main source of funds of the Fundación.

17 POPULAR, INC. 2009 PROXY STATEMENT

During 2004, the Banco Popular Foundation, Inc. (“Banco Popular Foundation”), an Illinois not-for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Banco Popular North America. The Banco Popular Foundation is Banco Popular North America’s philanthropic arm and provides support to charitable organizations for community development and education. During 2008, Banco Popular North America made a contribution to the Banco Popular Foundation of $104,437 in connection with the matching of employee contributions. Richard L. Carrión (Chairman and CEO of the Corporation), David Chafey Jr., Eduardo J. Negrón and Roberto R. Herencia (until his resignation on December 31, 2008) (NEOs of the Corporation) are members of the board of directors of the Banco Popular Foundation. Banco Popular North America provides significant human and operational resources to support the activities of the Banco Popular Foundation.

Certain directors and NEOs have immediate family members who are employed by subsidiaries of the Corporation. The compensation of these family members is established in accordance with the pertinent subsidiary’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Set forth below is information on those family members of directors and NEOs of the Corporation who are employed by the Corporation’s subsidiaries and received a total compensation in excess of $120,000 during 2008.

Two sons and a daughter-in-law of Francisco M. Rexach Jr., a director of the Corporation, are employed as Vice President of the Construction Loans Administration of the Bank, Project Coordinator of the Individual Lending Service Division of the Bank, and as Assistant Vice President of the Trust Division of the Bank, respectively, and received compensation during 2008 of approximately the aggregate amount of $223,000. The son of Manuel Morales Jr., a director of the Corporation, is employed as Senior Vice President of the System Development Division of EVERTEC, Inc. He received compensation in the amount of approximately $196,422 during 2008. A brother of José R. Vizcarrondo, a director of the Corporation, and nephew of Mr. Richard L. Carrión, is employed as Vice President in the Merchant Business Administration Division of the Bank and received compensation of approximately $200,322 during 2008. The son of Jorge A. Junquera, Senior Executive Vice President and Chief Financial Officer of the Corporation, was employed until January 2009 as Vice President in the Corporate Finance and Advisory Services Division of the Bank and received compensation of approximately $192,022 during 2008. The disclosed amounts include payments of salary, bonus, incentives, the cash portion of the profit sharing plan and other benefits and payments, such as the employer matching contribution under savings plans. The total amount did not exceed $821,766.

The Bank has had loan transactions with the Corporation’s directors and officers, and with their associates, and proposes to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties. The extensions of credit have not involved and do not currently involve more than normal risks of collection or present other unfavorable features.

* * *

PROPOSAL 2: AMENDMENT TO ARTICLE FIFTH OF THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board recommends the approval by stockholders of the proposal to amend Article Fifth of the Corporation’s Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Corporation. The proposed Amendment to Article Fifth would increase the number of authorized shares of the Corporation’s Common Stock from 470,000,000 shares to 700,000,000 shares. This change would be effective upon filing of the amendment to the Restated Articles of Incorporation with the Department of State of the Commonwealth of Puerto Rico. The text of the proposed amendment is set forth in Annex A to this Proxy Statement. Although the text in Annex A assumes the approval of the proposal to reduce the par value (see “Proposal 3: Amendment to Article Fifth of the Certificate of Incorporation to Decrease the Par Value of the Common Stock”), the amendment to increase the number of authorized shares of Common Stock, if approved by stockholders, will become effective, even if the proposal to reduce the par value is not approved.

The Board believes that it is in the best interest of the Corporation and its stockholders that the Corporation have a sufficient number of authorized but unissued shares of Common Stock available for possible use in future acquisitions and expansion opportunities that may arise, for general corporate needs such as future stock dividends or stock splits, and for other proper purposes within the limitations of the law, as determined by the Board. The Corporation has no current plans to use its authorized but unissued shares of Common Stock for any particular purpose. Such shares would be available for issuance without further action by the stockholders, except as otherwise limited by applicable law.

18 POPULAR, INC. 2009 PROXY STATEMENT

If additional shares of Common Stock are issued by the Corporation, it may potentially have an anti-takeover effect by making it more difficult to obtain stockholders’ approval of certain actions, such as a merger. Also, the issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and equity, and may have a dilutive effect on the voting power of existing stockholders if the preferential rights provided in Article Sixth of the Corporation’s Restated Articles of Incorporation are not applicable. The terms of any Common Stock issuance will be determined by the Board and depend upon the purpose for the issuance, market conditions and other factors existing at the time. The increase in authorized shares of Common Stock has not been proposed in connection with any anti-takeover related purpose and the Board and management have no knowledge of any current efforts by anyone to obtain control of the Corporation or to effect large accumulations of the Corporation’s Common Stock.

The resolutions attached to this proxy as Annex A will be submitted for approval by stockholders at the Meeting. The affirmative vote of two thirds of the holders of shares of Common Stock of the Corporation is necessary to adopt the proposed amendment in accordance with the terms of Article Tenth of the Restated Articles of Incorporation. Proxies will be voted FOR the resolutions unless otherwise instructed by the stockholders. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendment. The Board has declared the desirability of the adoption of this amendment and recommends a vote FOR the resolutions.

* * *

PROPOSAL 3: AMENDMENT TO ARTICLE FIFTH OF THE RESTATED ARTICLES OF INCORPORATION TO DECREASE THE PAR VALUE OF THE COMMON STOCK

The Board recommends the amendment of Article Fifth of the Corporation’s Restated Articles of Incorporation to decrease the par value of the Corporation’s Common Stock. The proposed text of Article Fifth set forth in Annex A assumes stockholder approval of this proposal and the proposal to increase the number of authorized shares of Common Stock. The proposed amendment to Article Fifth would reduce the par value of the Corporation’s Common Stock from $6 per share to $0.01 per share. This change would be effective upon the date of filing the Amendment to the Restated Articles of Incorporation with the Department of State of the Commonwealth of Puerto Rico. The text of the proposed amendment is set forth in Annex A to this Proxy Statement. Although the text in Annex A assumes the approval of the increase the number of authorized shares of Common Stock (see “Proposal 2: Amendment to Article Fifth of the Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock”), the amendment to decrease the par value of the Common Stock, if approved by stockholders, will become effective, even if the proposal to increase the number of authorized shares of Common Stock is not approved.

The Board believes that it is in the best interest of the Corporation and its stockholders to decrease the par value of the share of Common Stock because the concept of par value was originally conceived as a manner to protect stockholders from being unfairly diluted by establishing a minimum price at which stock of a company could legally be issued or sold has changed. Today, the concept of par value is generally considered anachronistic for public companies, like the Corporation, whose securities are traded on securities exchanges where the market sets the price at which securities may be issued or otherwise sold.

For the reasons stated above, under modern corporation law, the importance of par value has decreased. In Puerto Rico, where the Corporation is organized, as in many other jurisdictions of the United States, the corporate law does not require a specific minimum par value. The Corporation’s Board believes that, in keeping with modern corporate usage, the par value of the Corporation’s Common Stock should be decreased to $0.01 per share, a level commonly used by other companies. The Board also believes that the decrease will make it easier to effect various corporate transactions in the future, including issuances of common stock, in public or private offerings, or through the Corporation’s Dividend Reinvestment and Stock Purchase Plan, and stock splits.

Furthermore, at various times during 2008 and the first quarter of 2009, the Corporation’s Common Stock has traded below the existing $6.00 per share par value. Since under Puerto Rico corporate law shares cannot be sold below their par value, the Corporation would have been prevented at such times from issuing shares of Common Stock even if the Board determined that such issuance would be in the best interest of the Corporation and its stockholders. With the current par value of $6.00 per share, it is also more difficult to split the Corporation’s Common Stock because when effecting a stock split in the form of a stock dividend, the Corporation would be required to transfer a larger amount of additional paid-in capital or retained earnings to the Common Stock account to effect the split. In addition, the reduction in par value would substantially increase the Corporation’s legal surplus available for dividends under the Puerto Rico corporate law. Surplus for corporate law purposes is the difference between stockholders’ equity and legal capital, which generally is equivalent to the aggregate par value of all issued and outstanding shares of capital stock.

19 POPULAR, INC. 2009 PROXY STATEMENT

The proposed decrease in the par value of the Corporation’s Common Stock will have no effect on the total dollar value of the Corporation’s stockholders’ equity. The par value of the Corporation’s Common Stock is reflected in its financial statements by an amount equal to the number of shares of Common Stock issued and outstanding multiplied by the par value of $6.00. Upon the approval by the Corporation’s stockholders to decrease the par value of the Common Stock from $6.00 per share to $0.01 par value per share, for accounting purposes, the Corporation will transfer an amount equal to the product of the number of shares issued and outstanding and $5.99 (the difference between the old and new par values), from the Common Stock account to the additional paid-in capital account. The amounts reflected in these accounts as a result of the decrease in the par value of the Corporation’s Common Stock will be restated for all periods presented in future filings. There will be no other effect on the Corporation’s financial statements.

The resolutions attached to this proxy as Annex A will be submitted for approval at the Meeting. The affirmative vote of two thirds of the holders of shares of Common Stock of the Corporation is necessary to adopt the proposed amendment in accordance with the terms of Article Tenth of the Restated Articles of Incorporation. Proxies will be voted FOR the resolutions unless otherwise instructed by the stockholders. Broker non-votes and abstentions will have the same effect as votes cast against the proposed amendment. The Board has declared the desirability of the adoption of this amendment and recommends a vote FOR the resolutions.

* * *

PROPOSAL 4: ADVISORY VOTE RELATED TO EXECUTIVE COMPENSATION

In February 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the “ARRA”). The ARRA imposes a number of requirements on financial institutions, such as the Corporation, that received an investment under the Capital Purchase Program of the United States Treasury’s Troubled Asset Relief Program (“TARP”). One of the requirements is that at each annual meeting of stockholders during the period in which any obligation arising from TARP financial assistance remains outstanding, TARP recipients must allow a separate nonbinding “say on pay” stockholder vote to approve the compensation of executives.

Our overall executive compensation policies and procedures are described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. These compensation policies and procedures promote a performance-based culture by providing for higher pay for superior performance, and align the interests of shareholders and executives by linking a substantial portion of compensation to the Corporation’s performance, without encouraging executives to take unnecessary and excessive risks.

These policies and procedures are also designed to attract and to retain highly-talented executives who are critical to the successful implementation of the Corporation’s strategic business plan. The Corporation feels this compensation program, as described in the Compensation Discussion and Analysis of this Proxy Statement, is consistent with the goal of building long-term value for stockholders.

The Compensation Committee, which is comprised entirely of independent directors under the Nasdaq’s director independence rules, oversees our executive compensation program and monitors our policies so they continue to emphasize pay-for-performance and incentive programs that reward executives for results that are consistent with stockholder interests.

This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive pay policies and procedures through the following resolution:

“RESOLVED, that the stockholders approve the overall executive compensation policies and procedures employed by the Corporation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement. “

Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

The Board unanimously recommends a vote FOR approval of the compensation policies and procedures employed by the Corporation as described in this Proxy Statement.

* * *

20 POPULAR, INC. 2009 PROXY STATEMENT

PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board intends to retain the services of PricewaterhouseCoopers LLP as the independent public auditors of the Corporation for the year 2009. PricewaterhouseCoopers LLP has served as independent public auditors of the Bank since 1971 and of the Corporation since May 1991.

Neither the Corporation’s Certificate of Incorporation nor its By-Laws require that the stockholders ratify the selection of PricewaterhouseCoopers LLP as the Corporation’s independent auditors. If the shareholders do not ratify the selection, the Board and the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may nonetheless retain such independent auditors. Even if the selection is ratified, the Board and the Audit Committee, in their discretion, may change the appointment at any time during the year if they determine that such change would be in the best interest of the Corporation and its stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Meeting and will be available to respond to any appropriate questions that may arise; they will also have the opportunity to make a statement if they so desire.

The ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.

The Board recommends that you vote FOR the ratification of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for 2009.

DISCLOSURE OF AUDITORS’ FEES

The following is a description of the fees billed to the Corporation by PricewaterhouseCoopers LLP for the years ended December 31, 2008 and 2007:

	December 31, 2008	December 31, 2007

Audit Fees	$4,563,000	$4,462,593
Audit-Related Fees(a)	1,533,500	1,280,792
Tax Fees(b)	66,000	150,000
All Other Fees(c)	56,000	56,000

	$6,218,500	$5,949,385

(a) Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and SAS 70 reports.

(b) Includes fees associated with tax return preparation and tax consulting services.

(c) Includes software license fees.

The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP or another firm. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for the Corporation are negotiated annually. In the event that any additional audit services not included in the annual negotiation or permissible non-audit services are required by the Corporation, a proposed engagement letter is obtained from the auditor and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of the Corporation. During 2008, all auditor fees were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements of the Corporation for the fiscal year ended December 31, 2008 with management and PricewaterhouseCoopers LLP, the Corporation’s independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended,

21 POPULAR, INC. 2009 PROXY STATEMENT

“Communication with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, as amended, “Independence Discussion with Audit Committees”, has considered whether the provision of non-audit services by the independent registered public accounting firm to the Corporation is compatible with maintaining the auditors’ independence, and has discussed with the independent registered public accounting firm its independence from the Corporation and its management. These considerations and discussions, however, do not assure that the audit of the Corporation’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”), that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”) or that the Corporation’s registered public accountants are in fact “independent.”

As set forth in the Audit Committee Charter, the management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation’s financial statements. Furthermore, management and the Internal Audit Division are responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing the Corporation’s financial statements and expressing an opinion as to their conformity with GAAP in the United States of America.

The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of the Corporation. The Corporation’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.

Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.
Submitted by:

Frederic V. Salerno (Chairman)
Juan J. Bermúdez
Francisco M. Rexach Jr.
William J. Teuber Jr.

* * *

EXECUTIVE COMPENSATION PROGRAM

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management and, based on such review and discussions, recommended to the Board that this CD&A be included in this Proxy Statement.

In accordance with the requirements related to the Corporation’s participation in the TARP, the Compensation Committee certifies that it has reviewed with the Corporation’s Senior Risk Officer the 2008 Senior Executive Officer (“SEO”) incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that may threaten the value of the Corporation. Several plan characteristics which reward performance while mitigating against unnecessary or excessive risks include: a balance between cash-based short-term incentives and stock-based long-term incentives; caps to limit payouts in any given year; mix of financial and non-financial components; use of restricted stock with long vesting periods; and competitive base pay practices. In making this certification, the Compensation Committee reviewed the incentive compensation arrangements in effect for 2008. The Compensation Committee will similarly review 2009 incentive compensation arrangements as such arrangements are established.

In addition, the ARRA includes various provisions related to compensation arrangements at financial institutions participating in TARP. The Committee will review the Corporation’s compensation program to determine what steps should

22 POPULAR, INC. 2009 PROXY STATEMENT

be taken to comply with this new legislation. As part of this review, the Committee may also take into consideration the outcome of the advisory vote related to executive compensation as described in Proposal 4 to this Proxy Statement.

Furthermore, in response to the continued decline in financial markets and the adverse impact of the deteriorating economic conditions on the Corporation’s financial performance, on February 19, 2009 the Corporation adopted a series of compensation-related actions which will generate significant cost savings for the Corporation. The measures, which in total will result in annual savings of approximately $34 million, include the following:

•	reduction in executive salaries ranging from 5% to 10%, affecting 79 executives, and elimination of certain executive perquisites such as country club memberships;

•	suspension of the Corporation’s matching contributions to the Puerto Rico and United States pre-tax defined contribution savings plans;

•	suspension of additional benefit accruals in the Banco Popular de Puerto Rico Retirement Plans and the Benefit Restoration Plan.

The Corporation took the above steps after detailed consideration, recognizing that, in aggregate, they impact the vast majority of the Corporation’s employees; they will be reviewed annually. Nevertheless, in today’s highly uncertain and volatile environment, they are necessary to mitigate the impact of the economic crisis and position the Corporation for future growth.

Submitted by:

Francisco M. Rexach Jr. (Chairman)
Juan J. Bermúdez
María Luisa Ferré
Manuel Morales Jr.
William J. Teuber Jr.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee

Members and Role

The Compensation Committee establishes the Corporation’s general compensation philosophy and oversees the compensation program for the Corporation’s executive officers, including the NEOs. The Compensation Committee has five members, each of whom during 2008:

•	had no material relationship with the Corporation or any of its subsidiaries;

•	was otherwise an “outside director” under Section 162(m) of the U.S. Internal Revenue Code;

•	was otherwise independent under the director independence rules of Nasdaq; and

•	was not an officer or employee of the Corporation or any of its subsidiaries.

The Compensation Committee acts pursuant to a written charter adopted on November 12, 2003, which is available on the Corporation’s website at www.popular.com. Under its charter, the Compensation Committee:

•	reviews and approves the corporate goals and objectives related to the CEO’s compensation;

•	conducts the CEO’s annual performance review;

•	establishes the CEO’s compensation based on the annual performance review;

•	annually reviews with the CEO the performance of other NEOs;

•	reviews and approves NEOs’ compensation programs;

23 POPULAR, INC. 2009 PROXY STATEMENT

•	recommends to the Board incentive compensation plans and equity-based plans in which NEOs participate; and

•	reviews and approves any severance or similar termination payments proposed to be made to any of the NEOs.

Meetings

Each Compensation Committee meeting has an agenda established in accordance with an annual calendar set by the Compensation Committee Chair, after consultation with management. Additional discussion topics related to external or internal events are added to the agenda as they arise. The Compensation Committee receives and reviews materials in advance of each of its meetings, including information on management’s analyses and recommendations. Depending on the meeting’s agenda, those materials may include:

•	financial reports on year-to-date performance versus budget and comparisons to prior year performance;

•	calculations and reports on levels of achievement of individual and corporate performance objectives;

•	reports on the Corporation’s strategic objectives and budget for future periods;

•	information on the NEOs’ stock ownership and option holdings;

•	tally sheets setting forth the NEOs’ total compensation, including base salary, cash incentives and equity awards;

•	information regarding compensation programs and compensation levels at peer groups of companies;

•	information on succession for key executive positions, including NEOs; and

•	reports on human resources matters such as workforce composition, turnover, total compensation, and training and development.

During 2008, the Compensation Committee met five times. The CEO and members of the Corporate People Division attended portions of the meetings, where they presented background information, reports and proposals supporting the Corporation’s strategic objectives, and answered questions posed by the Compensation Committee members. All discussions on decisions involving CEO compensation were made in executive session without the participation of the CEO or other members of management.

Process

In approving the compensation program for NEOs, the Compensation Committee considers pay levels and programs at comparable financial institutions, the Corporation’s short and long-term financial performance, and the means available to develop a strong relationship among executive performance, compensation and shareholder returns.

Although the Compensation Committee exercises its independent judgment in reaching compensation decisions, it utilizes the advice provided by the Corporate People Division, the Chief Legal Officer, the Corporate Comptroller, the Corporation’s Senior Risk Officer and the CEO in assessing, designing and recommending compensation programs, plans and awards for NEOs. In particular:

•	the Corporate People Division, with guidance and advice from external consultants, proposes the design and modifications to the NEO compensation programs, plans and awards;

•	the Chief Legal Officer counsels on legal matters regarding compensation programs;

•	the Corporate Comptroller evaluates and advises on the programs’ accounting and tax implications;

•	the Corporation’s Senior Risk Officer meets with the Compensation Committee to review all risk-related aspects of the NEO incentive plans; and

•	the CEO works with the Compensation Committee in establishing individual and corporate performance objectives and targets for NEOs, and in reviewing the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets.

24 POPULAR, INC. 2009 PROXY STATEMENT

The CEO and the Compensation Committee also review the compensation programs to ensure that they are aligned with the Corporation’s strategic objectives and diversification strategies.

Benchmarking

The Corporation periodically assesses the competitiveness of its pay practices for NEOs through internal staff research and external studies conducted by executive compensation consultants. Internal staff analyzes publicly available information (e.g., proxies and executive compensation data provided by sources such as SNL Financial, Watson Wyatt, Hewitt Associates and Towers Perrin). The Corporation also takes into consideration executive compensation information from the largest financial institutions in its headquarters market of Puerto Rico. The Corporation, however, uses this information to obtain a general understanding of current compensation practices of similarly situated companies and not as part of a formal benchmarking process.

The Corporation compares the main elements of its base and variable compensation against a peer group of publicly-traded regional banks of comparable asset size, scope of financial services, geographic dispersion and loan-to-deposit ratio. For 2008, this peer group included the following companies:

•	Comerica Incorporated
•	Huntington Bancshares
•	M&T Bank Corporation
•	Marshall & Ilsley Corporation
•	Synovus Financial Corp.
•	Union BanCal, acquired by Mitsubishi UFJ Financial Group, Inc. in November 2008
•	Zions Bancorporation

The Corporation uses peer group information to assess the competitiveness of the executive compensation program. The Compensation Committee sets compensation levels so that NEO compensation falls generally within the desired range of comparative pay of the peer group companies when the Corporation achieves the targeted performance levels. An individual’s relative compensation with respect to the peer group may vary according to a number of circumstances, including the Corporation’s financial performance and such individual’s qualifications and performance as assessed by the Compensation Committee. Peer group financial performance is also considered when establishing the return on equity goals in the performance share component of the Corporation’s long-term incentive program.

Objectives of the Executive Compensation Program

The Corporation’s total compensation philosophy is designed to provide higher pay for superior performance, which the Corporation feels is consistent with the goal of building long-term value for shareholders, without encouraging executives to take unnecessary and excessive risks. The compensation program’s goals are to:

•	motivate high levels of individual performance, coupled with increased shareholder returns;

•	attract and retain seasoned executives at competitive pay levels;

•	reward contributions and results in attaining key operating objectives over which the executives have control or influence; and

•	promote teamwork and collaboration among the executive team.

The compensation analysis begins with a review of the Corporation’s strategic objectives and business plans, followed by an analysis of each NEO’s scope of responsibility, market competitive assessments of comparable positions at the peer institutions, and the relationship between pay and performance (i.e., degree of achievement of the Corporation’s short-term results and long-term growth objectives). The Corporation evaluates whether its compensation programs meet the Corporation’s goals by monitoring engagement and retention of executives, and by assessing the relationship between company and individual performance and actual payouts.

25 POPULAR, INC. 2009 PROXY STATEMENT

Elements of Compensation

The compensation program for the Corporation’s NEOs consists of base salary and performance-based incentive compensation in the form of cash incentives, as well as grants of restricted stock and performance shares. The program balances short-term and long-term considerations. The short-term incentive rewards objectives that are critical for success over the ensuing twelve months, whereas the long-term incentive promotes sustainable results and value creation over time.

Base Salary

Base salaries are generally designed to be competitive with comparable positions in peer group companies in order to attract and retain executives. Base salaries vary based on the Compensation Committee’s assessment of the NEO’s qualifications, experience, responsibilities, leadership potential, individual goals, performance and competitive pay practices. Base salaries are reviewed annually, but are not necessarily increased.

In January 2008, the Compensation Committee reviewed NEO base salaries and increased the base salaries of NEOs, other than the CEO, as shown in the table below. The CEO’s base salary was not increased. The Compensation Committee determined that such increases were warranted in order to remain competitive and recognize the evolution of the leadership roles in recent years.

While market survey data showed that since 2005 top executive base pay increased an average of approximately 5% annually, the Corporation’s NEOs remained at reduced salary levels as a result of a base salary reduction that they accepted in 2006 which remained unchanged in 2007. The 2008 base pay adjustments granted by the Compensation Committee to the NEOs, other than the CEO, sought to restore the reductions that had been in effect since January 2006.

In the case of Mr. Jordán and Ms. Santos de Álvarez, the Compensation Committee incorporated a base pay adjustment to maintain base pay competitiveness with comparable positions at the Corporation’s peer institutions. In approving the base pay increases, the Committee also took into consideration the evolution of their roles during the past five years in terms of increasing responsibility, complexity and regulatory impact. Mr. Villamil’s base pay adjustment recognized the increase in size, scope and profitability of EVERTEC since its inception in 2004. Mr. Negrón assumed his current position effective April 1, 2008 and his compensation was set as described below.

As an important part of the actions taken in February 2009 to generate cost savings due to the deteriorating economic crisis and the Corporation’s financial results, the Compensation Committee approved a 10% reduction in base salary for Mr. Chafey (Chief Operating Officer) and a 7.5% reduction in base salary for the other NEOs, effective March 2009. A base salary reduction of 10% for Mr. Carrión has been in effect since 2005. Base pay reductions were also implemented for 73 other executives of the Corporation.

The following table illustrates these changes:

	2008	2009

David H. Chafey Jr.	767,250	690,525

Jorge A. Junquera	$565,950	$523,500

Félix M. Villamil	400,000	370,000

Amilcar L. Jordán	400,000	370,000

Brunilda Santos de Álvarez	400,000	370,000

Eduardo J. Negrón	325,000	300,625

Performance-based Incentive Compensation

NEOs may qualify for short and long-term incentives if they meet the individual and business performance objectives and targets set at the beginning of each year by the Compensation Committee. The Compensation Committee considers the Corporation’s strategic objectives, and sets the threshold, target and maximum performance levels such that the relative difficulty of achieving the target level is consistent from year to year. Performance levels are defined as follows:

•	Threshold - performance improvement that is likely to be achieved;

26 POPULAR, INC. 2009 PROXY STATEMENT

•	Target - significant incremental performance improvement that has a reasonable likelihood of being achieved; and

•	Maximum - superior performance which significantly exceeds expectations and may be considered industry-leading.

Since 2006, the Corporation has operated in an extremely volatile economic environment in most of its markets, beginning with subprime mortgage segments on the U.S. mainland and subsequently expanding to broader credit segments. While between 2006 and 2008 certain businesses achieved the pre-established threshold performance, the Corporation’s financial performance as a whole did not reach the threshold for incentive compensation based on overall corporate results. Previously, between 2002 and 2005, the Corporation achieved the maximum performance level on one occasion, while in the other three years the results ranged between 101% and 103% of target.

Short-Term Incentive

The short-term cash incentive is designed to reward achievement of annual profit goals, as well as strategic and personal objectives. The Corporation measures actual after-tax net income performance (excluding extraordinary items) against goals established by the Compensation Committee at the beginning of the fiscal year. The short-term cash incentive reflects the financial performance goals according to each NEO’s degree of control or influence over the Corporation’s and individual business unit results; in addition, strategic and personal objectives include leading indicators of future financial success such as critical product or technology infrastructure development, managerial and operational process improvement, achievement of business reorganization, employee engagement and community involvement. Management and the Compensation Committee believe that the established framework leads executives to focus appropriately on the achievement of both quantitative and qualitative goals.

For the 2008 short-term cash incentive, the CEO had a threshold opportunity of 40% of base salary if the Corporation met at least 90% of its net income goal, a target of 100% if the Corporation reached its net income goal and a maximum of 150% if the Corporation achieved 110% or more of its net income goal, as outlined in the following table:

Net Income
Goal/Achievement	Incentive as % of Base Pay

Corporate Net Income

< Threshold	0%

Threshold (90)%	40%

Target (100)%	85%

Maximum (110% +)	135%

Strategic and Personal	15%

Total (Target)	100%

The CEO’s short-term incentive is primarily driven by the Corporation’s financial results, with additional strategic and personal components that are approved by the Compensation Committee. During 2008, the Corporation incurred a consolidated loss of $1.2 billion and did not meet the $312 million net income incentive threshold. The Corporation’s 2008 financial results were mainly impacted by an increase in the provision for loan losses due to rapidly deteriorating economic conditions both in the United States and Puerto Rico, and charges related to actions taken to discontinue and sell non-strategic businesses in the United States. In particular, the sale of loan and servicing assets of the Corporation’s mortgage subsidiary in the United States, Popular Financial Holdings (PFH), resulted in a loss of approximately $450 million. The sale included approximately $1.17 billion in loans and mortgage servicing assets, significantly reducing Popular’s subprime assets, and provided more than $700 million in additional liquidity, which placed the Corporation in a stronger position during the 2008 liquidity crisis. The Corporation also registered a $652 million loss related to the valuation of deferred tax assets in its U.S. operations. The Compensation Committee did not award a short-term incentive to the CEO.

The other NEOs had a 2008 threshold short-term cash incentive opportunity of 40% of base salary if the Corporation and its business units met at least 90% of their net income goal, a target of 100% if they reached their net income goal, and a maximum of 140% if they reached 110% or more of their net income goal. For Messrs. Chafey, Villamil and Herencia, the business unit component relates to their respective businesses. For the other NEOs, the business unit component relates

27 POPULAR, INC. 2009 PROXY STATEMENT

to the average results of the Corporation’s business units. The short-term incentive opportunities are illustrated in the following table:

Net Income Goal/Achievement	Incentive as % of Base Pay

Corporate Net Income

< Threshold	0%

Threshold (90%)	20%

Target (100%)	40%

Maximum (110% +)	60%

Business Unit Net Income

< Threshold	0%

Threshold (90%)	20%

Target (100%)	40%

Maximum (110% +)	60%

Strategic and Personal	20%

Total (Target)	100%

28 POPULAR, INC. 2009 PROXY STATEMENT

The short-term incentive for the other NEOs is primarily driven by financial results of the Corporation and the various business units. There is a strategic and personal component recommended by the CEO and approved by the Compensation Committee, which may amount to a maximum of 20% of base pay. Although some NEOs would have received awards for business unit performance and all of them achieved many of their strategic and personal goals, they were not granted short-term incentives for 2008 in light of the Corporation’s 2008 consolidated net loss. Potential and actual awards to NEOs, other than the CEO, are summarized on the following table:

Performance goals in $ thousands of net income awards expressed as % of base pay

	David H. Chafey Jr.	Félix M. Villamil	Roberto R. Herencia	Jorge A. Junquera	Eduardo J. Negrón	Amílcar L. Jordán	Brunilda Santos de Álvarez

	BPPR and Subsidiaries	EVERTEC	Popular North America	Popular, Inc.’s CFO	Popular, Inc.’s EVP People, Comm. and Planning	Popular, Inc.’s EVP Risk Management	Popular, Inc.’s Chief Legal Officer

Corporate Performance

Threshold	$312,053	$312,053	$312,053	$312,053	$312,053	$312,053	$312,053

Target	$346,726	$346,726	$346,726	$346,726	$346,726	$346,726	$346,726

Actual	$(1,243,903)	$(1,243,903)	$(1,243,903)	$(1,243,903)	$(1,243,903)	$(1,243,903)	$(1,243,903)

Award	0%	0%	0%	0%	0%	0%	0%
Business Unit Performance

Threshold	$294,152	$31,846	$28,892	$312,053	$312,053	$312,053	$312,053

Target	$326,836	$35,384	$32,102	$346,726	$346,726	$346,726	$346,726

Actual	$239,128	$36,538	$(1,405,038)	$(1,243,903)	$(1,243,903)	$(1,243,903)	$(1,243,903)

Award	0%	0%	0%	0%	0%	0%	0%

Strategic & Personal

Maximum Opportunity	20%	20%	20%	20%	20%	20%	20%

Award	0%	0%	0%	0%	0%	0%	0%
Total Short- Term Incentive

	0%	0%	0%	0%	0%	0%	0%

	$0	$0	$0	$0	$0	$0	$0

Long-Term Incentive

Restricted Stock

The Corporation’s long-term incentive program seeks to align executive performance with the Corporation’s long-term profitability and maximization of the use of shareholder capital. Service-vested restricted stock is used to promote continuity and retention of key talent over time, whereas performance shares are used to reward sustained improvements in the Corporation’s use of capital and long-term value creation.

Restricted stock awards are based on the Corporation’s achievement of annual net income goals. The CEO’s target for restricted stock was a grant with an amount equal to 100% of base salary with a maximum of 125%. The other NEOs had a target grant with an amount equal to 50% of base salary with a maximum of 65%. Neither the CEO nor any other NEO

29 POPULAR, INC. 2009 PROXY STATEMENT

received restricted stock awards for 2008 performance since the Corporation’s after-tax net income goal of $312 million was not achieved.

Performance Shares

Performance share awards are contingent upon the achievement of future financial goals, namely the Corporation’s average three-year return on equity (“ROE”). Performance is measured over a period of three consecutive years. The use of performance shares strengthens the link between NEO performance and shareholder returns, and is consistent with long-term incentive compensation practices at leading U.S. financial institutions.

Possible awards range from 50% to 200% of each NEO’s target award (set forth in the Grants of Plan-Based Awards Table), based on the Corporation’s average three-year ROE performance. During 2008, two performance share awards were outstanding corresponding to the 2007-2009 and 2008-2010 performance periods (with ROE targets of 14% and 10%, respectively). At each grant date, ROE targets were approved by the Compensation Committee taking into consideration the Corporation’s projected financial performance and the ROE of peer financial institutions.

Based on the Corporation’s negative ROE in 2007 and 2008, the Corporation will not achieve the ROE threshold for either of the two outstanding awards and, accordingly, is not accruing compensation costs for this incentive component. While performance shares remain part of the Corporation’s portfolio of available long-term incentive vehicles, it is anticipated that the Corporation’s 2009 long-term incentive will focus on restricted stock to promote the retention of executive talent during the Corporation’s business recovery. Performance shares are not considered effective in the current extremely volatile environment in which specific long-term financial goals are difficult to determine and manage.

Personal Benefits and Perquisites

Personal benefits and perquisites do not constitute a significant portion of the NEOs’ total compensation package. Such benefits are periodically reviewed based on market trends and regulatory developments. During 2008, perquisites, such as the use of company-owned automobiles, club memberships, periodic comprehensive medical examinations and personal tickets to events sponsored by the Corporation or its subsidiaries, were offered on a limited basis to NEOs. Club memberships were eliminated as part of the executive compensation reductions approved in February 2009.

The Corporation owns a corporate aircraft, which was used by the CEO primarily for business purposes. The CEO’s use of the corporate aircraft provides several business benefits to the Corporation, as it ensures his personal safety and accessibility, and maximizes his availability for the Corporation’s business. Nevertheless, the aircraft was used on an increasingly limited basis during 2008 as a measure to manage corporate expenses. Also, the Corporation has been seeking buyers for the aircraft since October 2008.

The Corporation owns an apartment in New York City, which is used by the CEO primarily for business purposes during his frequent visits to New York for company-related affairs.

For detailed information about the personal benefits and perquisites refer to the Summary Compensation Table.

Tax Deductibility of Executive Compensation

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code, as amended by Section 302 of the Emergency Economic Stabilization Act of 2008, which provides that the Corporation may not deduct compensation of more than $500,000 that is paid to the CEO, CFO or the three other most highly compensated executive officers. It is the Committee’s intention to have applicable compensation payable to our NEOs be deductible for U.S. federal income tax purposes, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.

In addition, for NEOs resident in Puerto Rico, compensation is deductible for income tax purposes if it is reasonable in the view of the Corporation. It is the Compensation Committee’s intention to have compensation paid to our NEOs resident in Puerto Rico be deductible, unless there are valid compensatory reasons for paying non-deductible amounts in order to ensure competitive levels of total compensation.

30 POPULAR, INC. 2009 PROXY STATEMENT

Stock Ownership/Retention Requirements

The Corporation has stock ownership requirements that apply to NEOs, which have been in effect since January 1, 2005. The CEO is required to own a number of shares of Common Stock with an aggregate value equal to at least five times his base salary. Other NEOs are required to own Common Stock amounting to at least three times their base salary. For purposes of determining stock ownership under the guidelines, ownership shares are made up of shares purchased in the open market; shares jointly owned with or separately by spouse and/or children; shares held in the Savings and Investment Plan (401(k) or 1165(e) Plans); shares purchased through the 2001 Stock Option Plan; NEOs non-qualified deferred share awards; vested restricted stock; and shares of the Corporation’s Common Stock held in a trust established for estate and/or tax planning purposes that is revocable by the NEOs and/or the NEOs’ spouse.

Failure to meet the stock ownership requirements within the appropriate timeframe (three or five years, depending on the NEO’s years of service with the Corporation) may result in the payment of future short-term incentive awards in the form of stock rather than cash. The stock ownership requirements are revised every five years. As of December 31, 2008, all NEOs are in compliance with the Corporation’s stock ownership requirements.

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table outlines cash compensation awarded, together with the accounting cost to the Corporation of previously granted equity awards, accrued pension benefits and other non-cash compensation. It is followed by an Earned Compensation Table which details the cash compensation and long-term incentives actually granted for performance from 2006 through 2008.

						Non-Equity	Change in
				Stock	Option	Incentive Plan	Pension	All Other
Name and Principal		Salary	Bonus	Awards ($)	Awards ($)	Compensation	Value	Compensation	Total
Position	Year	($)(a)	($)(b)	(c)	(d)	($)(e)	($)(f)	($)(g)	($)

Richard L. Carrión	2008	$741,600	$31,060	—	—	—	$318,816	$304,146	$1,395,622
Chairman and CEO	2007	741,600	31,055	951,337	—	25,779	465,180	260,677	2,475,628
	2006	741,600	31,050	951,336	—	178,139	1,124,121	267,960	3,294,206

Jorge A. Junquera	2008	563,876	23,766	—	—	84,893	72,718	55,979	801,232
Senior Executive	2007	539,000	22,638	—	—	153,487	—	55,096	770,221
Vice President & CFO	2006	539,000	22,633	7,510	—	156,423	439,466	74,266	1,239,298

David H. Chafey Jr.*	2008	761,885	32,109	359,411	—	—	911,342	97,556	2,162,303
President & Chief	2007	697,500	29,198	359,411	—	374,694	757,508	81,197	2,299,508
Operating Officer	2006	697,500	29,193	359,411	468,002	434,474	1,089,836	93,249	3,171,665

Amílcar L. Jordán	2008	391,846	16,777	75,538	14,985	—	293,631	26,579	819,356
Executive Vice President	2007	294,000	12,355	75,538	27,991	83,720	97,144	22,550	613,298
	2006	294,000	12,350	75,537	42,044	95,986	208,810	27,269	755,996

Brunilda Santos de Álvarez	2008	391,846	16,752	80,656	40,180	—	199,286	19,205	747,925
Executive Vice President	2007	294,000	12,330	80,656	74,565	83,720	16,211	19,609	581,091
	2006	294,000	12,325	80,654	81,286	95,986	170,515	36,827	771,461

Félix M. Villamil	2008	391,846	16,752	68,064	49,111	—	179,652	24,719	730,144
Executive Vice President	2007	294,000	12,330	68,064	75,090	165,054	77,944	25,103	717,585
	2006	294,000	12,325	68,633	87,978	189,442	127,366	40,664	820,408

Eduardo J. Negrón	2008	319,231	13,582	11,939	27,089	—	11,798	17,487	401,126
Executive Vice President

Former Executive Officer :

Roberto R. Herencia	2008	512,615	21,523	880,004	71,432	—	—	3,559,383	5,044,957
Executive Vice President **	2007	490,000	20,697	141,378	132,560	68,547	190,349	46,352	1,089,883
	2006	490,000	20,491	134,434	156,840	257,160	346,300	40,224	1,445,449

* On January 9, 2009, Mr. Chafey was appointed President and Chief Operating Officer of the Corporation. During 2008, he served as a Senior Executive Vice President.

31 POPULAR, INC. 2009 PROXY STATEMENT

** Pursuant to the terms of a Resignation and Transition Agreement dated November 6, 2008, Mr. Herencia’s employment with the Corporation terminated on December 31, 2008. The compensation shown in this table includes termination-related payments.
Ms. Tere Loubriel was an NEO of the Corporation until her scheduled retirement on March 31, 2008. Her compensation information was excluded from the Summary Compensation Table pursuant to the SEC proxy statement rules.

(a) Includes salaries before deductions.

(b) Includes Christmas bonus, which is equal to 4.2% of base pay in accordance with the general practice applicable to employees of the Corporation’s Puerto Rico companies.

(c) For each of the years in the period from 2006 through 2008, the threshold performance criteria established in the Corporation’s incentive compensation plan was not met; therefore, no restricted stock awards were made for those years. The values shown in the table reflect the accounting compensation cost incurred each year in accordance with accounting standard SFAS 123(R) for equity awards earned in prior years. Since a portion of the equity awards vests upon termination of employment on or after attaining age 55 and 10 years of service (eligibility for unreduced benefits under the defined benefit plan), the costs are influenced by each NEO’s proximity to being eligible for retirement.
For all restricted stock awards to Mr. Carrión and the 2004 restricted stock award for other NEOs, the restrictions lapse upon termination of employment on or after attaining age 55 and 10 years of service. Restrictions on the 2005 award for all NEOs, except Mr. Carrión, are as follows: 40% lapse upon termination of employment on or after attaining age 55 and 10 years of service, and the restrictions on the remaining 60% lapse in equal installments during the 5 years subsequent to the grant. For Mr. Herencia the figure also represents the benefit resulting from the acceleration of his equity awards as explained hereunder.
Performance shares were awarded in 2007 and 2008. However, because the three-year threshold performance will not be achieved, no costs have been accrued in accordance with SFAS 123(R).

(d) Stock options were granted to some executives between 2002 and 2004. The amounts in column (d) reflect the SFAS 123(R) accounting cost of these awards.

(e) Non-equity compensation includes the cash profit sharing and short-term cash incentive. The cash profit sharing is based on the achievement of return on equity goals. The short-term cash incentive is determined as a percentage of base pay using net income as the metric against which performance is measured. The details of the short-term cash incentive design are included in the CD&A. Although certain NEOs would have received awards for business unit performance and all of them achieved many of their strategic and personal goals, they were not granted short-term cash incentives in light of the Corporation’s Consolidated net loss.

(f) Present values for changes in pension value were determined using year-end Statement of Financial Accounting Standard No. 87 “Employers’ Accounting for Pensions” (“SFAS 87”) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs depending on their initial employment date. For Mr. Villamil and Ms. Santos de Álvarez, their earliest possible retirement age with unreduced benefits is the age of 60; for all other NEOs, the age to receive retirement benefits with no reductions is 55. Also, each NEO is assumed to continue employment until his or her retirement date, except for Mr. Herencia. Due to Mr. Herencia’s termination of employment prior to eligibility for unreduced early retirement benefits, his pension value was adjusted accordingly by the plan actuaries and is shown as zero for 2008 in the Summary Compensation Table.

(g) All Other Compensation includes the Corporation’s match to savings plans for all NEOs, the change in value of retiree medical insurance coverage for certain NEOs and the value of all perquisites if their aggregate value exceeds $10,000. The following table identifies the perks received by those NEOs, with an aggregate value exceeding $10,000:

	Richard L.	Jorge A.	David H.	Roberto R.
Types of Perquisites Received	Carrión	Junquera	Chafey Jr.	Herencia

Non Work-related Security	x
Company-Owned Vehicle	x	x	x	x
Country Club Membership	x	x	x
Tickets to Sponsored Events	x	x	x
Executive Physical Exam		x	x

The incremental cost to the Corporation for Mr. Carrión’s personal security was $189,239.

The incremental cost to the Corporation for the use of company-owned vehicles by Messrs. Carrión, Junquera, Chafey and Herencia was $64,527, $19,290, $35,701 and $36,000, respectively.

32 POPULAR, INC. 2009 PROXY STATEMENT

Mr. Carrión’s responsibilities as CEO require frequent travel to New York City. For this purpose, the Corporation has had an apartment since 1987 that Mr. Carrión uses for business-related trips. The cost of the apartment to the Corporation during 2008 was approximately $32,500. Since this apartment is primarily used for business purposes, this amount is not included as additional compensation.

Mr. Herencia’s other compensation includes a transition payment of $3,289,432, in addition to the cost of continued medical benefits, accelerated vesting of certain equity awards and performance of transition-related services in January 2009.

The following table shows the Corporation’s match under the Puerto Rico Savings and Investment Plan and the USA 401(k) Savings and Investment Plan described in the Post-Termination Compensation section:

Corporation’s Match to Savings Plan ($)

Richard L. Carrión	$31,938
Jorge A. Junquera	30,645
David H. Chafey Jr.	47,747
Amílcar L. Jordán	19,694
Brunilda Santos de Álvarez	13,869
Félix M. Villamil	19,562
Eduardo J. Negrón	17,487
Former Executive Officer:
Roberto R. Herencia	9,200

EARNED COMPENSATION TABLE

In order to illustrate the link between NEO pay and the negative trend in the Corporation’s 2006-2008 performance, the following table presents the cash compensation and long-term incentives actually granted for performance during that period. For those NEOs employed during the entire 2006-2008 period, there was an aggregate 20.4% reduction in total pay received, and total pay was significantly below target.

							Total Earned
		Salary &	Performance	Stock	Total	Target	as % of
Name	Year	Bonus ($)	Incentives ($)	Awards ($)	Earned ($)	Pay ($)	Target

Richard L. Carrión	2008	$772,660	-	-	$772,660	$2,966,400	26%
	2007	772,655	25,779	-	798,434	2,966,400	27%
	2006	772,650	178,139	-	950,789	2,224,800	43%

Jorge A. Junquera	2008	562,766	-	-	562,766	1,670,900	34%
	2007	561,638	153,487	-	715,125	1,617,000	44%
	2006	561,633	156,423	-	718,056	1,617,000	44%
David H. Chafey Jr.	2008	793,994	-	-	793,994	2,301,750	34%
	2007	726,698	374,694	-	1,101,392	2,092,500	53%
	2006	726,693	434,474	-	1,161,167	2,092,500	55%

Amílcar L. Jordán	2008	408,623	-	-	408,623	1,200,000	34%
	2007	306,355	83,720	-	390,075	882,000	44%
	2006	306,350	95,986	-	402,336	882,000	46%
Brunilda Santos de	2008	408,598	-	-	408,598	1,200,000	34%
Álvarez	2007	306,330	83,720	-	390,050	882,000	44%
	2006	306,325	81,286	-	387,611	882,000	44%

Félix M. Villamil	2008	408,598	-	-	408,598	1,200,000	34%
	2007	306,330	165,054	-	471,384	882,000	53%
	2006	306,325	189,442	-	495,767	882,000	56%
Former Executive Officer:

Roberto R. Herencia(1)	2008	534,138	-	-	534,138	1,543,500	35%
	2007	510,697	68,547	-	579,244	1,470,000	39%
	2006	510,491	257,160	-	767,651	1,470,000	52%

(1) Excludes the $3,289,432 transition payment under Mr. Herencia’s Resignation and Transition Agreement, dated November 6, 2008.

33 POPULAR, INC. 2009 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following table outlines the non-equity and equity incentive award opportunities in effect during the fiscal year 2008.

		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			All Other	All Other
		Incentive Plan Awards(1)			Incentive Plan Awards(2)			Stock	Option
								Awards:	Awards:	Exercise or	Grant Date
								Number of	Number of	Base Price	Fair Value of
								Shares of	Securities	of Options	Stock and
								Stock or	Underlying	Awards	Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum	Units (#)	Options (#)	($/SH)	Awards

Richard L. Carrión

Restricted Stock ($)	21-Feb-08	$296,640	$741,600	$1,112,400	$370,800	$741,600	$927,000

Performance Shares	21-Feb-08				31,344	62,688	125,376
(units)

Jorge A. Junquera

Restricted Stock ($)	21-Feb-08	226,380	565,950	792,330	$141,488	$269,500	$350,350

Performance Shares	21-Feb-08				11,391	22,781	45,562
(units)

David H. Chafey Jr.

Restricted Stock ($)	21-Feb-08	306,900	767,250	1,074,150	$191,813	$383,625	$498,713

Performance Shares	21-Feb-08				14,740	29,480	58,960
(units)

Amílcar L. Jordán

Restricted Stock ($)	21-Feb-08	160,000	400,000	560,000	$100,000	$200,000	$260,000

Performance Shares	21-Feb-08				6,213	12,426	24,852
(units)

Brunilda Santos de

Álvarez		160,000	400,000	560,000	$100,000	$200,000	$260,000

Restricted Stock ($)	21-Feb-08				6,213	12,426	24,852

Performance Shares	21-Feb-08
(units)

Félix M. Villamil

Restricted Stock ($)	21-Feb-08	160,000	400,000	560,000	$100,000	$200,000	$260,000

Performance Shares	21-Feb-08				6,213	12,426	24,852
(units)

Eduardo Negrón

Restricted Stock ($)	21-Feb-08	130,000	325,000	455,000	$81,250	$162,500	$211,250

Performance Shares	21-Feb-08				5,283	10,566	21,132
(units)

Former Executive Officer:

Roberto R. Herencia

Restricted Stock ($)	21-Feb-08	205,800	514,500	720,300	$128,625	$257,250	$334,425

Performance Shares	21-Feb-08				10,355	20,710	41,420
(units)

(1)	On February 21, 2008, the Compensation Committee established target awards expressed as a percentage of each NEO’s 2008 base salary and Corporation performance measures for the purpose of determining the amount payable for the year ended December 31, 2008. The amounts shown in the “Threshold” column assume that the Corporation and the Business Units meet the minimum financial performance threshold, whereas no award is earned for the strategic and personal component.

(2)	Given the Corporation’s below-threshold performance for 2008, no restricted stock awards were granted to NEOs. The performance share grant in the above table represents possible payouts based on the Corporation’s return on equity performance during a three-year period (2008-2010). However, because the three-year threshold performance will not be achieved, no costs have been accrued pursuant to SFAS 123(R).

34 POPULAR, INC. 2009 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information with respect to the value of all unexercised options and restricted stock previously awarded to the NEOs (based on the Corporation’s Common Stock price of $5.16 as of December 31, 2008).

Option Awards						Stock Awards
			Equity					Equity	Equity Incentive
			Incentive Plan					Incentive Plan	Plan Awards:
			Awards:					Awards:	Market or Payout
	Number of	Number of	Number of					Number of	Value of
	Securities	Securities	Securities			Number of		Unearned	Unearned
	Underlying	Underlying	Underlying	Option		Shares or	Market Value of	Shares, Units	Shares, Units or
	Unexercised	Unexercised	Unexercised	Exercise	Option	Units of Stock	Shares or Units of	or Other Rights	Other Rights
	Options	Options	Unearned	Price	Expiration	That Have Not	Stock That Have	That Have Not	That Have Not
Name	(#) Exercisable	(#) Unexercisable	Options (#)	($)	Date	Vested (#)	Not Vested ($)	Vested (#)	Vested ($)

Richard L. Carrión(1)	-	-	-	-	-	129,997	$670,784	52,106	$268,867

Jorge A. Junquera	44,530	-		$14.42	2/14/2012	40,470	208,824	18,936	97,710

	68,812	-	-	16.75	3/13/2013	-	-	-	-

	54,426	13,606	-	24.05	1/16/2014	-	-	-	-

David H. Chafey Jr.	50,602	-	-	14.42	2/14/2012	55,186	284,760	24,504	126,441

	78,196	-	-	16.75	3/13/2013	-	-	-	-

	61,846	15,462	-	24.05	1/16/2014	-	-	-	-

Amílcar L. Jordán	12,531	-	-	14.42	2/14/2012	22,074	113,904	10,329	53,298

	13,310	-	-	16.75	3/13/2013	-	-	-	-

	10,379	2,595	-	24.05	1/16/2014	-	-	-	-

Brunilda Santos de Álvarez	22,771	-	-	14.42	2/14/2012	22,074	113,904	10,329	53,298

	35,188	-	-	16.75	3/13/2013	-	-	-	-

	27,830	6,958	-	24.05	1/16/2014	-	-	-	-

Félix M. Villamil	13,786	-		14.42	2/14/2012	22,074	113,904	10,329	53,298

	26,586	-	-	16.75	3/13/2013	-	-	-	-

	34,016	8,504	-	24.05	1/16/2014	-	-	-	-

Eduardo J. Negrón	7,470	-		14.42	2/14/2012	2,351	12,132	6,265	32,327

	11,313	-	-	16.75	3/13/2013	-	-	-	-

	9,065	2,266	-	24.05	1/16/2014	-	-	-	-

	7,054	4,703	-	27.20	2/16/2015	-	-	-	-

(1) Mr. Carrión has not received stock option awards.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2008

The following table includes certain information with respect to the options exercised by the NEOs and the vesting of stock awards during 2008. No stock options were exercised by any of the Corporation’s NEOs during 2008.

	Option Awards		Stock Awards
	Number of Shares
	Acquired through	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)(1)
Richard L. Carrión	-	-	-	-
Jorge A. Junquera	-	-	3,177	$28,272
David H. Chafey Jr.	-	-	4,332	38,552
Amílcar L. Jordán	-	-	1,733	15,421
Brunilda Santos de Álvarez	-	-	1,733	15,421
Félix M. Villamil	-	-	1,733	15,421
Eduardo J. Negrón	-	-	553	4,923
Former Executive Officer:
Roberto R. Herencia(2)	-	-	47,064	253,649

(1)  Stock price used for vesting calculation was $8.90 (closing price of the Corporation’s Common Stock on January 18, 2008 vesting date).

35 POPULAR, INC. 2009 PROXY STATEMENT

(2) The stock price used for vesting calculation was $8.90 (closing price of the Corporation’s Common Stock on January 18, 2008 vesting date) for 2,888 shares. In addition, 44,176 shares were calculated at $5.16 (closing price of the Corporation’s Common Stock on December 31, 2008) per the terms of the Resignation and Transition Agreement.

POST-TERMINATION COMPENSATION

The Corporation offers comprehensive retirement benefits to all eligible employees, including NEOs. These retirement benefits are summarized below.

Puerto Rico

Retirement Plan

In February 2009, the Bank’s non-contributory, defined benefit retirement plan (“Retirement Plan”) was frozen with regards to all future benefit accruals after April 30, 2009. This action was taken by the Corporation to generate significant cost savings in light of the severe economic downturn and decline in the Corporation’s financial performance; this measure will be reviewed periodically as economic conditions and the Corporation’s financial situation improve.

The Retirement Plan had previously been closed to new hires and was frozen as of December 31, 2005 to employees who were under 30 years of age or were credited with less than 10 years of benefit service (approximately 60% of plan participants at the time).

The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with five years of service and, in general, benefits are paid for life in the form of a single life annuity plus supplemental death benefits, and are not reduced for Social Security or other payments received by the participants. Pension costs are funded in accordance with minimum funding standards under the Employee Retirement Income Security Act of 1974 (“ERISA”). The Retirement Plan is qualified in accordance with the U.S. Internal Revenue Code, which establishes limits on compensation and benefits.

Benefit restoration plans are not qualified in accordance with the U.S. Internal Revenue Code and are designed to restore benefits that would otherwise have been received by an eligible employee under the Retirement Plan but for the limitations imposed by the U.S. Internal Revenue Code. The Corporation has adopted two Benefit Restoration Plans (“Restoration Plans”), whose benefits are equal to the difference between the benefits that an eligible employee would be entitled to receive under the Retirement Plan but for such IRS limits or exclusions from compensation and the benefits actually received under the Retirement Plan. The Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits, beyond the provisions of the Retirement Plan. The restoration benefits of employees who are residents of Puerto Rico are funded through an ERISA pension trust that is tax qualified in accordance with the Puerto Rico Income Tax Act. In addition, the Bank contributes to an irrevocable trust to maintain a source of funds for payment of benefit restoration liabilities to all non-Puerto Rico resident participants.

The aforementioned Retirement Plan freeze apply to the respective Restoration Plans as well.

36 POPULAR, INC. 2009 PROXY STATEMENT

Pension Benefits

The following table sets forth certain information with respect to the value of retirement payments under the Corporation’s retirement plans.

			Present Value of
		Number of Years of	Accumulated	Payments During Last
Name	Plan Name	Credited Service	Benefit ($)(a)	Fiscal Year ($)
Richard L. Carrión	Retirement Pension Plan	32.583	$1,152,069	-
	Benefit Restoration Plan		5,020,012	-
Jorge A. Junquera	Retirement Pension Plan	37.500	1,085,876	-
	Benefit Restoration Plan		4,291,406	-
David H. Chafey Jr.	Retirement Pension Plan	28.333	1,086,563	-
	Benefit Restoration Plan		6,016,662	-
Amílcar L. Jordán	Retirement Pension Plan	22.083	539,555	-
	Benefit Restoration Plan		740,819	-
Brunilda Santos de Álvarez	Retirement Pension Plan	23.333	485,673	-
	Benefit Restoration Plan		660,000	-
Félix M. Villamil	Retirement Pension Plan	19.417	309,184	-
	Benefit Restoration Plan		514,206	-
Eduardo J. Negrón	Retirement Pension Plan	5.167	79,155	-
	Benefit Restoration Plan		22,209	-
Former Executive Officer:

Roberto R. Herencia	Retirement Pension Plan	17.667	228,146	-
	Benefit Restoration Plan		1,019,479	-

(a) Present values of pension benefits were determined using year-end SFAS 87 assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. These vary for NEOs, depending on their initial employment situation. For Mr. Villamil and Ms. Santos de Álvarez, their earliest possible retirement age with unreduced benefits is the age of 60, while for all other NEOs the age to receive retirement benefits without reductions is 55. Also, each NEO is assumed to continue employment until such retirement date.

Puerto Rico Savings and Investment Plan

The Popular, Inc. Puerto Rico Savings and Investment Plan allows Puerto Rico-based employees of the Corporation and its subsidiaries who have completed 30 days of service to voluntarily elect to defer up to 70% of their total annual cash compensation on a pre-tax basis and to contribute up to 10% of their total annual cash compensation on an after-tax basis. Both contribution levels are subject to maximum contribution limits as determined by applicable laws. The Corporation matches 100% of the first three percent of total cash compensation contributed on a pre-tax basis by the participant, plus 50% of the next two percent contributed. Employees become vested in the company match 20% per year during the first five years of service.

The Corporation suspended its matching contributions to the Puerto Rico Savings and Investment plan as part of the February 2009 actions taken to control costs during the economic crisis. This decision will be reviewed periodically as economic conditions and the Corporation’s financial situation improve.

United States

Retirement Plan of Banco Popular North America

Effective December 31, 2007, the Corporation terminated its non-contributory, defined benefit retirement plan, which covered substantially all salaried employees of Banco Popular North America hired before June 30, 2004. These actions were also applicable to the related benefit restoration plan.

37 POPULAR, INC. 2009 PROXY STATEMENT

Savings Plan of Popular Companies in the United States

All regular U.S.-based employees of the Corporation’s subsidiaries are eligible to participate in a 401(k) plan upon completion of 30 days of service. Participants may defer up to the maximum amount permitted by applicable tax laws. The Corporation matches 100% of employee pre-tax contributions up to four percent of the participant’s annual compensation.

The Corporation suspended its matching contributions to the United States 401(k) plan as part of the February 2009 actions taken to control costs during the economic crisis. This decision will be reviewed periodically as economic conditions and the Corporation’s financial situation improve.

Non-Qualified Deferred Compensation

The following table shows non-qualified deferred compensation activity and balances related to plans in which certain NEOs participate:

	Executive	Registrant		Aggregate
	Contribution	Contribution	Aggregate Earnings	Withdrawals/	Aggregate Balance
Name	In Last FY	in Last FY	in Last FY	Distributions	at Last FYE
Former Executive Officer:
Roberto R. Herencia(a)	-	-	$(42,596)	-	$68,084

(a) Balances in the Restoration Plan covering deferred profit sharing. Balances are credited according to the performance of the S&P 500 Index. The balance will be distributed to Mr. Herencia on June 30, 2009, six months after his resignation.

Employment and Change-in-Control Agreements

The Corporation does not have employment agreements or change-in-control agreements with its CEO and other NEOs. Nevertheless, the Corporation’s 2004 Omnibus Plan provides that in the event of a change of control of the Corporation, all outstanding options and stock appreciation rights become fully exercisable, and restrictions on outstanding restricted stock and restricted units lapse. In addition, outstanding long-term performance unit awards and performance share awards will be paid in full at target within 30 days of the change of control. Participants may opt to receive such payments in cash. The Compensation Committee may, in its discretion, provide for cancellation of each option, stock appreciation rights, restricted stock and restricted stock unit in exchange for a cash payment per share based upon the change of control price, which is the highest share price offered in conjunction with any transaction resulting in a change of control (or, if there is no such price, the highest trading price during the 30 days preceding the change of control event). Notwithstanding the foregoing, no acceleration of vesting or exercisability, cancellation, cash payment or other settlement occurs with respect to any option, stock appreciation rights, restricted stock, restricted unit, long-term performance unit award or performance share award if the Compensation Committee reasonably determines in good faith prior to the change of control that such awards will be honored or assumed or if equitable replacement awards will be made by a successor employer immediately following the change of control and that such awards will vest and payments will be made if a participant is involuntarily terminated without cause.

For purposes of the 2004 Omnibus Plan, “change of control” occurs in general if: (i) any “person” (within the meaning of Section 3(a)(9) of the 1934 Act and excluding the Corporation, its subsidiaries or any employee benefit plan sponsored or maintained by the Corporation or its subsidiaries) acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or (ii) the stockholders of the Corporation approve (a) any consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.

38 POPULAR, INC. 2009 PROXY STATEMENT

Payments Made Upon Termination of Employment

Roberto R. Herencia

Effective December 31, 2008, Mr. Herencia resigned as Executive Vice President of the Corporation and President of Banco Popular North America. On November 6, 2008, the Board of Directors of the Corporation approved the principal terms of a Resignation and Transition Agreement with Mr. Herencia. Under the agreement, Mr. Herencia received a severance payment equal to $3,289,432, of which 85% was paid on November 12, 2008 and the remainder was paid on February 6, 2009. In addition, he received $42,875 corresponding to transition-related services performed during January 2009.

Under the terms of the agreement, all restricted stock awards previously granted to Mr. Herencia vested immediately upon his resignation and all stock options exercisable as of December 31, 2008 remain exercisable through the earlier of (1) their expiration date or (2) June 30, 2009, in the case of stock options issued under the Corporation’s 2001 Stock Option Plan or (3) March 31, 2009, for stock options issued under the Corporation’s 2004 Omnibus Incentive Plan. With respect to performance share awards, Mr. Herencia is entitled to a payment in the form of Common Stock of the applicable target award pro-rated for the period of time employed during the performance cycle. In addition, Mr. Herencia will receive continuation of certain medical benefits through December 31, 2009, as well as continued participation in Banco Popular North America’s preferred mortgage loan interest rate program for employees. The aggregate value of payments and benefits related to Mr. Herencia’s resignation and transition do not exceed 2.99 times his average annual compensation over the past five years. Mr. Herencia will receive these benefits in consideration for agreeing to certain covenants in the Agreement, including non-solicitation, non-disparagement, cooperation and confidentiality covenants for the benefit of the Corporation, as well as a general release of claims.

General

Regardless of the circumstances pursuant to which NEOs terminate their employment with the Corporation, they are entitled to receive certain amounts earned during their employment. Such amounts include:

•	Amounts contributed to the Corporation’s Savings and Investment Plan, including the vested portion of the employer-sourced funds.

•	Benefits accumulated under the Retirement Plan, including retiree medical and the Retirement Restoration Plan.

•	Awards under the Senior Executive Long-Term Incentive Plan granted in years 1997-1999 in the form of deferred stock.

Additional payments may be made if the termination is due to retirement:

•	Non-equity compensation awards earned for the time worked.

•	All restricted stock and stock options become fully vested at the time of retirement. Retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service except when termination is for cause.

•	For performance shares, based on the Corporation’s results during the performance cycle, a payment will be made at the end of the performance cycle.

•	All balances in the non-qualified deferred compensation plans.

If termination is due to resignation:

•	Vested stock options under the 2001 Stock Option Plan can be exercised for a period of 6 months after termination of employment. However, stock options, restricted stock and performance shares granted under the 2004 Omnibus Incentive Plan are forfeited upon termination of employment.

39 POPULAR, INC. 2009 PROXY STATEMENT

If termination is without cause:

•	Vested stock options under the 2001 Stock Option Plan can be exercised for a period of 6 months after termination of employment. Stock options granted under the 2004 Omnibus Incentive Plan may be exercised at any time prior to the expiration of the term of the option or the 90th day following termination of employment, whichever period is shorter.

•	Restricted stock will be pro-rated for the period of active service in the applicable vesting period. Performance shares will be pro-rated for the period of active service in the applicable performance cycle, calculated as if the target number of performance shares had been earned.

The following table details the compensation that each executive would receive upon termination of employment.

Post-Termination Compensation Table as of December 31, 2008

	Non-Equity
	Cash Incentive($)(a)		Restricted Stock($)(b)			Performance Shares ($)(c)
	Retirement,		Retirement,
	Death,	Resignation,	Death,				Death,
	Disability or	Termination	Disability or	Resignation or			Disability or	Resignation or	Termination
	Change in	With Cause or	Change in	Termination	Termination		Change in	Termination	Without
Name	Control	Without Cause	Control	With Cause	Without Cause	Retirement	Control	With Cause	Cause
Richard L. Carrión	$-	$-	$670,784	$-	$670,784	$268,867	$537,729	$-	$250,662
Jorge A. Junquera	-	-	208,824	-	241,607	97,710	195,414	-	91,095
David H. Chafey Jr.	-	-	284,760	-	271,851	126,441	252,876	-	117,880
Amílcar L. Jordán	-	-	113,904	-	48,849	53,298	106,590	-	49,686
Brunilda Santos de Álvarez	-	-	113,904	-	58,027	53,298	106,590	-	49,686
Félix M. Villamil	-	-	113,904	-	46,965	53,298	106,590	-	49,686
Eduardo J. Negrón	-	-	12,132	-	4,619	32,327	64,655	-	24,928

			Retirement Plan (Pension) and	Defined Contribution Plan
	Stock Options ($)(d)	Long Term Incentive ($)(e)	Retirement Restoration Plan ($)(f)	($)(g)	Non-qualified Plans ($)(h)
	Retirement, Death,
	Disability, Change in
	Control, Resignation,	Retirement, Death, Disability,	Retirement, Death, Disability,	Retirement, Death, Disability,	Retirement, Death, Disability,
	Termination	Change in Control, Resignation,	Change in Control, Resignation,	Change in Control,	Change in Control,
	With Cause	Termination With Cause	Termination With Cause	Resignation, Termination	Resignation, Termination With
Name	or Without Cause	or Without Cause	or Without Cause	With Cause or Without Cause	Cause or Without Cause

Richard L. Carrión	$-	$273,358	$6,172,081	$1,518,844	-

Jorge A. Junquera	-	171,358	5,377,282	1,595,774	-

David H. Chafey Jr.	-	170,042	7,103,225	1,210,124	-

Amílcar L. Jordán,	-	-	1,280,374	338,684	-

Brunilda Santos de Álvarez	-	-	1,145,673	252,122	-

Félix M. Villamil	-	-	823,390	295,370	-

Eduardo J. Negrón	-	-	101,364	171,573	-

(a) Non-equity cash award was not paid to NEOs during January 2009 for 2008 performance related to the short-term incentive and the profit sharing plan.

The non-equity cash award is not guaranteed. Therefore, if resignation, termination without cause or termination with cause takes place before the date the award is paid, the NEO would not be entitled to receive the award.

(b) All restricted stock would vest immediately upon termination of employment due to retirement, death, disability or change in control. These calculations use the closing price of the Popular, Inc. Common Stock as of December 31, 2008 ($5.16).

All unvested restricted stock would be forfeited upon resignation or termination with cause. In the event of termination without cause, all unvested restricted stock will be vested on a pro-rata basis for the period of active service in the applicable vesting period.

(c) The performance shares award is based on the Corporation’s three-year average return on equity during the performance cycle. The award is paid at the end of the performance cycle.

•	In the event of termination of employment due to death, disability or change in control, the award is based on the achievement of target performance goals.

40 POPULAR, INC. 2009 PROXY STATEMENT

•	In the event of termination of employment due to retirement, the award is based on the Corporation’s average return on equity during the corresponding three-year performance cycle. The award shown in this table is based on the achievement of threshold performance goals.

•	Upon termination of employment without cause, the performance shares award will be pro-rated for the period of active service in the applicable performance cycle calculated as if the target number of performance shares had been earned.

•	Any unearned award opportunity will be forfeited upon termination of employment due to cause or resignation.

(d) All unvested stock options would vest immediately if the NEO’s employment is terminated due to retirement, death, disability or change in control. These figures include the unvested options in-the-money as of December 31, 2008, and the dollar value is the gain the executives would receive if they exercised all these options on December 31, 2008 using the strike price of each option award.

All vested and unvested stock options would be forfeited the date of termination of employment, if termination is with cause. In the event of termination without cause, all vested stock options may be exercised prior to the expiration of the options or the 90th day following termination of employment, whichever period is shorter.

All unvested stock options would be forfeited upon termination of employment without cause.

(e) The Senior Executive Long-Term Incentive Plan was a performance-based plan with a three-year performance period. Awards were made under the plan in 1997, 1998 and 1999 based on the Corporation’s performance during the respective preceding three-year performance periods. The plan had financial targets such as return on equity and stock appreciation. The plan gave NEOs the choice of receiving the incentive in cash or Common Stock. If they chose Common Stock, the compensation was deferred in the form of Common Stock until termination of employment. These are dollar values using the number of shares awarded at the time, the dividends (in shares) received multiplied by the closing price of Common Stock on December 31, 2008 ($5.16).

(f) This is the present value of the immediate benefit for those NEOs who already qualify for such benefit. These calculations use the same assumptions as the Pension Benefits table.

(g) The defined contribution is the balance as of December 31, 2008 for each NEO. It includes the NEO’s contributions and the employer match. It also includes, where applicable, the amount accumulated in the Deferred Profit Sharing Plan. The Deferred Profit Sharing Plan was frozen on December 31, 2005 and balances were subsequently transferred to the NEOs’ respective Savings and Investment Plans.

(h) For Mr. Herencia, payments include balances under the Restoration Plan related to deferred profit sharing.

REORGANIZATION

On January 9, 2009, the Corporation appointed Mr. Chafey as President and Chief Operating Officer of the Corporation, effective immediately, and all the Corporation’s operating units in the U.S. mainland and Puerto Rico will report to him. Pursuant to this change, Mr. Villamil, Mr. Jordán and Mr. Negrón will report to Mr. Chafey. Mr. Chafey will report to Mr. Carrión, the Corporation’s Chief Executive Officer and Chairman of the Board of Directors. In addition, Mr. Junquera and Ms. Santos de Álvarez, as well as Corporate Communications, Strategic Planning and the Puerto Rico and U.S. Foundations, report directly to Mr. Carrión. The Corporation expects that Mr. Chafey’s appointment as its President and Chief Operating Officer will serve to further the integration of the Corporation’s U.S. mainland and Puerto Rico operations, and result in synergies in control and operations.

* * *

41 POPULAR, INC. 2009 PROXY STATEMENT

PROPOSALS OF STOCKHOLDERS TO BE PRESENTED AT THE 2010 ANNUAL MEETING OF STOCKHOLDERS

Under the Corporation’s Amended and Restated By-Laws, no business may be brought before the 2010 annual meeting of stockholders of the Corporation unless it is specified in the notice of meeting or brought by a shareholder who has delivered written notice (containing certain information specified in the Amended and Restated By-Laws about the shareholder and the proposed action) to the Corporate Secretary at the Corporation’s principal executive offices, 209 Muñoz Rivera Ave., San Juan, Puerto Rico, 00918, not more than 180 days nor less than 90 days in advance of the anniversary date of the preceding year’s annual meeting. In the case of a special meeting or in the event that the date of the 2010 annual meeting is more than 30 days before the anniversary date, notice by a stockholder must be delivered not earlier than the 15th day following the day on which notice is mailed, or a public announcement is first made by the Corporation of the date of such meeting, whichever occurs first. Shareholders may obtain a copy of the Corporation’s Amended and Restated By-laws by writing to the Corporate Secretary at the address set forth above.

The requirements set forth in the preceding paragraph are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Corporation’s Proxy Statement. Shareholder requests to have a proposal included in the Corporation’s Proxy Statement should be directed to the attention of the Corporation’s Chief Legal Officer at the address of the Corporation set forth on the cover page of this Proxy Statement.

The above Notice of Meeting and Proxy Statement are sent by order if the Board of Directors of Popular, Inc.

In San Juan, Puerto Rico, March   ,2009.

RICHARD L. CARRIÓN	SAMUEL T. CÉSPEDES
Chairman of the Board, President, and Chief Executive Officer	Secretary

YOU MAY REQUEST A COPY, FREE OF CHARGE, OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008 AS FILED WITH THE SEC THROUGH OUR WEBSITE, www.popular.com, OR BY CALLING (787) 765-9800 OR WRITING TO MS. ILEANA GONZÁLEZ, SENIOR VICE PRESIDENT, POPULAR, INC., P.O. BOX 362708, SAN JUAN, PR 00936-2708.

42 POPULAR, INC. 2009 PROXY STATEMENT

ANNEX A

PROPOSED AMENDMENTS TO ARTICLE FIFTH OF THE RESTATED ARTICLES OF INCORPORATION

RESOLVED, that Article Fifth of the Restated Articles of Incorporation of the Corporation be, and it hereby is, amended in its entirety to read as follows:

“FIFTH: The minimum amount of capital with which the Corporation shall commence business shall be $1,000.

The total number of shares of all classes of capital stock that the Corporation shall have authority to issue, upon resolutions approved by the Board of Directors from time to time, is seven hundred thirty million shares (730,000,000), of which seven hundred million shares (700,000,000) shall be shares of Common Stock of the par value of $0.01, per share (hereinafter called “Common Stock”), and thirty million (30,000,000) shall be shares of Preferred Stock without par value (hereinafter called “Preferred Stock”).

The amount of the authorized capital stock of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock shall be as follows:

(1)       The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, and with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not otherwise expressed in this Certificate of Incorporation or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

(a)  the designation of such series;

(b)  the purchase price that the Corporation shall receive for each share of such series;

(c)  the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation that such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

(d)  whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

(e)  the terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f)  whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(g)  the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of directors or otherwise;

(h)  the restrictions and conditions, if any, upon the reissue of any additional Preferred Stock ranking on a parity with or prior to such shares as to dividends or upon dissolution;

(i)  the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation, which rights may be different in the case of a voluntary dissolution than in the case of an involuntary dissolution.

(2)       Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.”

RESOLVED FURTHER, that the proper officers of the Corporation be, and hereby are, authorized and directed to take all actions, execute all instruments, and make all payments that are necessary or desirable, at their discretion, to make effective the foregoing amendment to the Restated Articles of Incorporation of the Corporation, including without limitation on filing a certificate of such amendment with the Secretary of State of the Commonwealth of Puerto Rico.”

43 POPULAR, INC. 2009 PROXY STATEMENT

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS BELOW. Popular, Inc. encourages you to take advantage of the convenient C/O PROXY SERVICES ways to vote for matters to be covered at the 2009. Annual Meeting of Stockholders. Please take the opportunity to use one of the P.O. BOX 9112 three voting methods outlined below to cast your ballot. FARMINGDALE, NY 11735-9544 VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you. VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY MAIL Please mark, sign, date and return this card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: POPLR1 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held on Friday, May 1, 2009 To the Stockholders of Popular, Inc.: NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Popular, Inc. (the “Corporation”) for the year 2009 will be held at 9:00 a.m., local time, on Friday, May 1, 2009, on the third floor of the Centro Europa Building, 1492 Ponce de León Avenue, in San Juan, Puerto Rico (the “Meeting”), to consider and act upon the following matters: (1) To elect three directors of the Corporation for a three-year term: For Against For Against Abstain (2) To amend Article Fifth of the Restated Articles of 1a. Juan J. Bermúdez Incorporation of the Corporation to increase the 0 0 authorized number of shares of common stock, par 0 0 0 value $6 per share (“Common Stock”), from 1b. Richard L. Carrión 470,000,000 to 700,000,000; 0 0 (3) To amend Article Fifth of the Restated Articles of Incorporation of the Corporation to decrease the par 1c. Francisco M. Rexach, Jr. 0 0 value of the Common Stock of the Corporation from 0 0 0 $6 per share to $0.01 per share; (4) To provide an advisory vote related to the 0 0 0 Corporation’s executive compensation program. (5) To ratify the selection of PricewaterhouseCoopers 0 0 0 LLP as the independent registered public accounting firm of the Corporation for 2009. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS IDENTIFIED ABOVE. PLEASE SIGN AS YOUR NAME APPEARS ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The 2008 Notice and Proxy Statement, 10K/Annual Report Wrap and Letter are available at www.proxyvote.com. This Proxy is Solicited on Behalf of the Board of Directors. The undersigned hereby appoints Richard L. Carrión, Jorge A. Junquera and David H. Chafey Jr. or any one or more of them as proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned on March 2, 2009, at the Annual Meeting of Stockholders to be held at the Centro Europa Building, 1492 Ponce de León Avenue, Third Floor, San Juan, Puerto Rico, on May 1, 2009, at 9:00 a.m., local time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the Meeting or any adjournments thereof.